UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Adolor Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 23, 2009

Dear Adolor Stockholder:

        It is my pleasure to invite you to Adolor's 2009 Annual Meeting of Stockholders. We will hold the meeting on Tuesday, May 12, 2009, at 8:30 a.m., Philadelphia time, at The Desmond Great Valley Hotel and Conference Center, One Liberty Boulevard, Malvern, Pennsylvania 19355.

        During the Annual Meeting, we will discuss each item of business described in the Notice of Annual Meeting and Proxy Statement that follows, update you on important developments in our business and respond to any questions that you may have about the Company.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope that you will vote as soon as possible. Please review the instructions on each of your voting options described in the Notice of Internet Availability of Proxy Materials.

        On behalf of your Board of Directors, thank you for your continued support and interest in Adolor. I look forward to seeing you at the meeting on May 12.

                      Very truly yours,

                      Michael R. Dougherty
                       President and Chief Executive Officer

ADOLOR CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 12, 2009

TO THE STOCKHOLDERS OF ADOLOR CORPORATION:

        The Annual Meeting of Stockholders of Adolor Corporation will be held at The Desmond Great Valley Hotel and Conference Center, One Liberty Boulevard, Malvern, Pennsylvania 19355, on Tuesday, May 12, 2009, at 8:30 a.m., Philadelphia time. At the meeting, the holders of the Company's outstanding Common Stock will act upon the following matters:

  1.
  To elect three Class II directors to hold office until the Annual Meeting of Stockholders in 2012;

  2.
  To approve amendments to the Company's 1994 Equity Compensation Plan and 2003 Stock-based Incentive Compensation Plan to allow for a one-time stock option exchange program for employees other than executive officers and directors;

  3.
  To ratify the appointment of KPMG LLP as independent registered public accountants for the year ending December 31, 2009; and

  4.
  To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

        All stockholders of record as of the close of business on March 19, 2009 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any postponements or adjournments thereof. A list of stockholders of the Company entitled to vote at the Annual Meeting will be available for inspection by any stockholder at the Annual Meeting and during normal business hours at the Company's corporate offices during the 10-day period immediately prior to the date of the Annual Meeting.

        This notice of Annual Meeting, the proxy statement and our annual report to stockholders for the year ended December 31, 2008 are available at www.stocktrans.com/eproxy/adolor2009. Information included in our website, other than the notice of Annual Meeting, the proxy statement and the annual report to stockholders for the year ended December 31, 2008, is not part of the proxy soliciting materials.

By Order of the Board of Directors,
JOHN M. LIMONGELLI Secretary

Exton, Pennsylvania
March 23, 2009

EACH STOCKHOLDER IS URGED TO VOTE BY COMPLETING, SIGNING AND RETURNING
THE PROXY CARD IN THE ENVELOPE PROVIDED OR BY VOTING VIA THE INTERNET
OR BY TELEPHONE, IN EACH CASE IN THE MANNER DESCRIBED IN THE NOTICE
REGARDING AVAILABILITY OF PROXY MATERIALS. IF A STOCKHOLDER
DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED,
REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

Page
About the Meeting	1
What is the purpose of the Annual Meeting?	1
Who is entitled to vote at the meeting?	1
What are the voting rights of the holders of Adolor Common Stock?	1
Who can attend the meeting?	1
What constitutes a "quorum"?	1
How do I vote my shares?	2
Can I change my vote after I have submitted my proxy?	2
What are the Board's recommendations?	2
What vote is required to approve each item?	2
Governance of the Company	4
Who are the current members of the Board?	4
How often did the Board meet during fiscal 2008?	4
What is the role of the Board's committees?	4
How does the Board select nominees for the Board?	5
How does the Board determine which directors are considered independent?	6
What processes and procedures does the Compensation Committee follow in considering and determining executive officer and director compensation?	7
How are directors compensated?	7
How do stockholders communicate with the Board?	7
Does the Company have a "Code of Ethics"?	8
Does the Company have a policy and procedures related to the review, approval or ratification of transactions with related parties?	8
Does the Company have a mandatory retirement age for directors?	8
Does the Company have a Pre-approval Policy regarding services to be provided by the independent registered public accountant?	8
How much did the Company pay to its independent registered public accountant for non-audit services?	9
Where can I find more information about the corporate governance practices of the Company?	9
Report of the Audit Committee	10
Compensation of Executive Officers and Directors	12
Compensation Discussion and Analysis	12
Report of the Compensation Committee	20
Compensation Committee Interlocks and Insider Participation	20
Executive Compensation Tables	21
2008 Potential Payments Upon Termination or Change in Control	28
Non-employee Director Compensation	31
Stock Ownership	33
Security Ownership of Certain Beneficial Owners and Management	33
Section 16(a) Beneficial Ownership Reporting Compliance	35
Item 1—Election of Directors	36
Item 2—Approval of Amendments to the Company's 1994 Equity Compensation Plan and 2003 Stock-based Incentive Compensation Plan to Allow for a One-time Stock Option Exchange Program for Employees other than Executive Officers and Directors	41
Item 3—Ratification of Appointment of KPMG LLP as Independent Registered Public Accountants for the Year Ending December 31, 2009	59
Other Matters	60
Additional Information	60

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2009

        Our 2009 notice of Annual Meeting and proxy statement and 2008 annual report to stockholders are available at www.stocktrans.com/eproxy/adolor2009.

        Please see "About the Meeting" beginning on page 1 of this proxy statement for the following information:

  •
  Date, time and location of the 2009 Annual Meeting of Stockholders;

  •
  How to obtain directions to the meeting;

  •
  How to vote in person at the meeting;

  •
  An identification of each separate matter to be acted on at the Annual Meeting; and

  •
  The recommendations of our Board of Directors regarding those matters.

New rules adopted by the Securities and Exchange Commission allow companies to send stockholders a notice of Internet availability of proxy materials, rather than mail them full sets of proxy materials. This year, we chose to mail full packages of proxy materials to stockholders. However, in the future we may take advantage of this new distribution option. If, in the future, we choose to send such notices, they would contain instructions on how stockholders can access our notice of Annual Meeting and proxy statement via the Internet. It would also contain instructions on how stockholders could request to receive their materials electronically or in printed form on a one-time or ongoing basis.

ADOLOR CORPORATION
700 Pennsylvania Drive
Exton, PA 19341

PROXY STATEMENT

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Adolor Corporation (the "Company" or "Adolor"), for use at the 2009 Annual Meeting of Stockholders (the "Annual Meeting") to be held at The Desmond Great Valley Hotel and Conference Center, One Liberty Boulevard, Malvern, Pennsylvania 19355 on Tuesday, May 12, 2009, at 8:30 a.m., Philadelphia time, and any postponements or adjournments thereof. This proxy statement and the accompanying proxy card are being distributed to stockholders on or about April 1, 2009.

ABOUT THE MEETING

What is the purpose of the Annual Meeting?

        At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting, including the election of Class II directors, the approval of amendments to the Company's 1994 Equity Compensation Plan (the "1994 Plan") and 2003 Stock-based Incentive Compensation Plan (the "2003 Plan" and, together with the 1994 Plan, the "Plans") to allow for a one-time stock option exchange program for employees other than executive officers and directors, and the ratification of the appointment of KPMG LLP ("KPMG") as independent registered public accountants for the year ending December 31, 2009. In addition, management will report on the performance of the Company and respond to questions from stockholders.

Who is entitled to vote at the meeting?

        Only stockholders of record at the close of business on March 19, 2009, the record date for the Annual Meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting. The Company's transfer agent, StockTrans, Inc., will tally the vote and certify the results.

What are the voting rights of the holders of Adolor Common Stock?

        Each outstanding share of Adolor Common Stock will be entitled to one vote on each matter considered at the meeting.

Who can attend the meeting?

        Subject to space availability, all stockholders as of the record date, or their duly appointed proxies, may attend the meeting. If you attend, please note that you may be asked to present valid picture identification, such as a driver's license or passport. If you need directions to the meeting, please contact the Company at (484) 595-1500.

        Please also note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a "quorum"?

        A "quorum" is the presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the Common Stock outstanding on the record date and entitled to vote. There must be a quorum present for the meeting to be held. As of the record date, 46,333,735 shares of Common Stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of Common Stock representing at least 23,166,868 votes will be required to establish a quorum.

        Proxies received but marked as "Abstain" or "Withhold" and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining whether a quorum exists. Broker non-votes occur when shares held by a broker are not voted with respect to an item because the broker has not received voting instructions from the stockholder and the broker lacks the authority to vote the shares at his/her discretion.

How do I vote my shares?

        If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

        If you are a registered stockholder (that is, if you hold your stock in certificate form), you also may vote by telephone, or electronically through the Internet, by following the instructions provided in the Notice. The deadline for voting by telephone or electronically is 11:59 p.m., Eastern Daylight Time, on May 11, 2009. If your shares are held in "street name," please contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

Can I change my vote after I have submitted my proxy?

        Yes. Even after you have submitted your proxy, you may revoke or change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date (or by submitting a new proxy via the Internet or by telephone). If you attend the meeting in person, you may request that the powers of the proxy holders be suspended with respect to your shares, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board's recommendations?

        Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

  •
  FOR the election of the nominated slate of Class II directors (see Item 1);

  •
  FOR the approval of amendments to the Company's Plans to allow for a one-time stock option exchange program for employees other than executive officers and directors (see Item 2); and

  •
  FOR the ratification of appointment of KPMG as independent registered public accountants for the year ending December 31, 2009 (see Item 3).

        With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

        Item 1:    The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of the Class II directors. A properly executed proxy marked "Withhold" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. As a result, the director nominees receiving the highest number of votes will be elected to the Board.

        Items 2 and 3:    The affirmative vote of the majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on these matters is required to approve each matter. A properly executed proxy marked "Abstain" with respect to a matter will have the effect of a vote against such matter. Broker non-votes on an item are not counted as shares present and entitled to vote and therefore will not be taken into account in determining the outcome of the vote.

        Your vote is important. Regardless of whether or not you plan to attend the meeting, please complete, sign and return the enclosed proxy card, or submit your proxy via the Internet or by telephone. If you plan to attend the meeting to vote in person and your shares are registered with the Company's transfer agent in the name of a broker or bank, you must secure a proxy card from the broker or bank assigning voting rights to you for your shares.

 GOVERNANCE OF THE COMPANY

Who are the current members of the Board?

        The members of the Board of Directors on the date of this proxy statement, and the Committees of the Board on which they serve, are identified below:

Director	Compensation Committee	Audit Committee	Governance and Nominating Committee
Armando Anido			**
Michael R. Dougherty
Georges Gemayel, Ph.D.		*	*
Paul Goddard, Ph.D.	*
George V. Hager, Jr.		**
David M. Madden†
Guido Magni, M.D., Ph.D.			*
Claude H. Nash, Ph.D.	**
Donald Nickelson	*	*

    *
    Member
    **
    Chair
    †
    Chairman of the Board

Each of the above directors, with the exception of Messrs. Dougherty and Madden, is considered independent. See "How does the Board determine which directors are considered independent?" below.

How often did the Board meet during fiscal 2008?

        The Board of Directors of the Company met eight times during the fiscal year ended December 31, 2008. The Audit, Compensation, and Governance and Nominating Committees met five, seven and three times, respectively, during this same period. Each director attended greater than seventy-five percent of the meetings of the Board of Directors and the respective Committee or Committees on which he served during such period, with the exception of Dr. Magni who joined the Board in June and attended three of five possible Board and Committee meetings during that period. Each director is expected to regularly attend meetings of the Board and his respective Committees, with the understanding that on occasion a director may be unable to attend a meeting.

        All directors are expected to make every reasonable effort to attend the Annual Meeting of Stockholders. All of the directors of the Company as of May 22, 2008 attended the 2008 Annual Meeting of Stockholders and we expect that all of the nominees for election will be present for the 2009 Annual Meeting on May 12, 2009.

What is the role of the Board's committees?

        The bylaws of the Company provide that the Board may designate committees by resolution, each of which shall consist of one or more directors. The Board presently has standing Audit, Compensation, and Governance and Nominating Committees.

        Audit Committee.    The functions of the Audit Committee are described in detail below under the heading "Report of the Audit Committee." The charter of the Audit Committee is available on the Investor Insights section of the Company's website (www.adolor.com) by selecting "Corporate Governance." The Audit Committee met five times during fiscal 2008.

        Mr. Hager has chaired the Audit Committee since 2005. Mr. Hager is qualified as an audit committee financial expert within the meaning of SEC regulations. In addition, the Board has determined, in accordance with the listing standards of the NASDAQ Global Market, that Mr. Hager meets the standards of financial sophistication set forth therein and that each other member of the Audit Committee is able to read and understand fundamental financial statements.

        All of the members of the Audit Committee are independent within the meaning of SEC regulations, Rule 4200(a)(15) of the listing standards of the NASDAQ Global Market and the Company's Corporate Governance Guidelines.

        Compensation Committee.    The Compensation Committee annually reviews the performance and total compensation package for the Company's executive officers, including the Chief Executive Officer; considers the modification of existing compensation and employee benefit programs, and the adoption of new plans; administers the terms and provisions of the Company's equity compensation plans; and reviews the compensation and benefits of non-employee directors. The charter of the Compensation Committee is available on the Investor Insights section of the Company's website (www.adolor.com) by selecting "Corporate Governance." The Compensation Committee met seven times during 2008. All of the members of the Compensation Committee are independent within the meaning of SEC regulations, the listing standards of the NASDAQ Global Market and the Company's Corporate Governance Guidelines.

        Governance and Nominating Committee.    The Governance and Nominating Committee (the "Nominating Committee") is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of the Company's Corporate Governance Guidelines. In addition, the Nominating Committee develops and reviews background information on candidates for the Board and makes recommendations to the Board regarding such candidates. The Nominating Committee also prepares and supervises the Board's review of director independence and the Board's performance evaluation. The charter of the Nominating Committee is available on the Investor Insights section of the Company's website (www.adolor.com) by selecting "Corporate Governance." The Nominating Committee met three times during fiscal 2008. All of the members of the Nominating Committee are independent within the meaning of SEC regulations, the listing standards of the NASDAQ Global Market and the Company's Corporate Governance Guidelines.

How does the Board select nominees for the Board?

        The Nominating Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. The Nominating Committee is authorized to retain third-party executive search firms to identify candidates as necessary. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Company's Secretary in writing and provide the information set forth in Section 1.1.10 of the Company's bylaws. The Nominating Committee also will consider whether to nominate any person nominated by a stockholder pursuant to the provisions of the Company's bylaws relating to stockholder nominations as described in "Additional Information—Advance Notice Provisions," below.

        Once a prospective nominee has been identified, the Nominating Committee makes an initial determination (which may include input from the Chairman of the Board) as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Nominating Committee with the recommendation of the prospective candidate, as well as the Nominating Committee's own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Nominating Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request that a third-party search firm gather additional information about the prospective nominee's background and experience and report its findings to the Nominating Committee. The Nominating Committee then evaluates the prospective nominee against the standards and qualifications set out in the Company's Corporate Governance Guidelines and its policy on consideration of director candidates, including:

  •
  the ability of the prospective nominee to represent the best interests of all of the stockholders of the Company;

  •
  the prospective nominee's standards of integrity, ethics, commitment and independence of thought and judgment;

  •
  the prospective nominee's record of professional accomplishment in his/her chosen field;

  •
  the prospective nominee's independence from a material personal, financial or professional interest in any present or potential competitor of the Company;

  •
  the prospective nominee's ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties on the Board and its Committees, including the prospective nominee's service on other public company Boards; and

  •
  the extent to which the prospective nominee contributes to the range of talent, skill and expertise currently present on the Board.

        The Nominating Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Nominating Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Nominating Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating Committee.

How does the Board determine which directors are considered independent?

        Pursuant to the Company's Corporate Governance Guidelines, the Nominating Committee is charged with undertaking an annual review of director independence. Under the Guidelines, at least a majority of the directors must satisfy the "independence" requirements of the Securities Exchange Act of 1934 and the NASDAQ Global Market, and all members of the Audit Committee must meet the specific independence requirements for audit committee members under the Sarbanes-Oxley Act of 2002 and NASDAQ Global Market regulations.

        In February 2009, the Nominating Committee undertook its review of director independence. During this review, the Nominating Committee considered whether any transactions and relationships existed between each director or any member of his immediate family and the Company. The Nominating Committee also examined whether any transactions or relationships were present between directors and members of the Company's senior management. The purpose of this review was to determine whether any such transactions or relationships exist and, if so, whether any such transactions or relationships were inconsistent with a determination that the director is independent. There were no such transactions or relationships in 2008.

        As a result of the review conducted by the Nominating Committee, the Board affirmatively determined that all of the directors are independent, with the exception of Messrs. Dougherty and Madden. Mr. Dougherty is considered an inside director because of his employment as an executive of the Company; Mr. Madden is not independent as a result of his service, until December 2006, as the Company's interim CEO.

What processes and procedures does the Compensation Committee follow in considering and determining executive officer and director compensation?

        Under its charter, the Compensation Committee has the authority to review and determine executive officer and non-employee director compensation. Specifically, the charter provides that the Compensation Committee shall:

  •
  review and approve the corporate objectives relevant to the compensation of the Company's executive officers;

  •
  evaluate the CEO's performance in light of these goals and objectives and, based on this evaluation, set the CEO's compensation level and components;

  •
  review and approve the compensation level and components for the other executive officers of the Company;

  •
  approve any employment agreements, consulting arrangements, severance or retirement arrangements and/or change-in-control agreements or provisions covering any executive officer of the Company; and

  •
  periodically review and make recommendations to the Board regarding director compensation.

        To assist it in carrying out its responsibilities in 2008, the Compensation Committee retained Radford Surveys + Consulting ("Radford"), an outside compensation consulting firm affiliated with Aon. Specifically, the Compensation Committee engaged Radford to provide information, analyses and advice on all matters related to the compensation of the Company's executive officers.

        With respect to non-employee director compensation, Radford provides publicly-available information with respect to director cash retainer fees, annual equity compensation, committee service fees and per meeting fees, among other things, at comparable companies.

        The Compensation Committee considers the advice of Radford and, in certain instances, the recommendations of management, before it determines executive and non-employee director compensation. Following approval, the Compensation Committee submits its compensation decisions to the independent members of the Board for ratification. For additional information concerning executive officer and non-employee director compensation, please see the "Compensation of Executive Officers and Directors—Compensation Discussion and Analysis" beginning on page 12 of this Proxy Statement.

        The Compensation Committee has the authority to delegate all or a portion of its duties and authority related to executive compensation to subcommittees. In 2008, the Compensation Committee did not exercise this right to delegate authority.

How are directors compensated?

        The Company compensates its non-employee directors through a mix of base cash compensation and option grants. For a more complete description of our compensation program for non-executive directors, including details of amounts earned in 2008, please see the "2008 Non-employee Director Compensation Table" beginning on page 32 of this Proxy Statement.

How do stockholders communicate with the Board?

        Stockholders may communicate with the Company's Board by sending their communications to Adolor Corporation Board of Directors, c/o Secretary, 700 Pennsylvania Drive, Exton, PA 19341. The Nominating Committee has approved a process for handling letters received by the Company and addressed to independent members of the Board. Under that process, the Secretary reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deal with the functions of the Board or its committees, or that he otherwise determines require the Board's attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company's Chief Compliance Officer and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Does the Company have a "Code of Ethics"?

        The Company has a Code of Ethical Conduct that is applicable to all directors, officers and employees of the Company. The Code of Ethical Conduct also covers financial and non-financial business practices and procedures and applies to the Company's CEO, Chief Financial Officer and certain other employees of the Company responsible for accounting and financial reporting. The Code of Ethical Conduct is available on the Investor Insights section of the Company's website (www.adolor.com) by selecting "Corporate Governance" and then "Code of Ethical Conduct." The Company intends to post amendments to or waivers from its Code of Ethical Conduct (if any and to the extent applicable to the Company's CEO, principal financial officer or principal accounting officer) at this location on its website.

Does the Company have a policy and procedures related to the review, approval or ratification of transactions with related parties?

        Yes. Under its charter, the Audit Committee is responsible for reviewing and approving all related party transactions that would require disclosure under SEC rules. Under these rules and the Company's policy, a "related party transaction" is a transaction in which the Company participates and in which a related party has a direct or indirect material financial interest, other than transactions involving less than $120,000 in any calendar year. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account whether the transaction is on terms no less favorable to the Company than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party's interest in the transaction, as well as any other factors the Audit Committee deems appropriate. During 2008, there were no related party transactions that were required to be approved by the Audit Committee or disclosed in this Proxy Statement.

Does the Company have a mandatory retirement age for directors?

        No. The Nominating Committee conducts a rigorous evaluation of the Board and its committees that it believes provides a sound basis for determining if each director continues to be an active and positive contributor to the Board. Directors who do not actively and positively contribute to the Board, regardless of age, will not be nominated for re-election at the Annual Meeting.

Does the Company have a Pre-approval Policy regarding services to be provided by the independent registered public accountant?

        Under the Sarbanes-Oxley Act of 2002, the Audit Committee is responsible for the appointment, compensation and oversight of the work of the Company's independent registered public accountant. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accountant to assure that the provision of such services does not impair the registered public accountant's independence from the Company. To implement these provisions of Sarbanes-Oxley, the SEC has issued rules specifying the types of services that an independent registered public accountant may not provide to its audit client, as well as the audit committee's administration of the engagement of the independent registered public accountant. Accordingly, the Audit Committee has adopted, and the Board has ratified, the Audit and Non-audit Services Pre-approval Policy that sets forth the procedures and conditions pursuant to which services proposed to be performed by the independent registered public accountant may be pre-approved.

        Under the Audit and Non-audit Services Pre-approval Policy, the Audit Committee considers whether services performed by the independent registered public accountant are consistent with the SEC's rules on auditor independence. The Audit Committee also considers whether the independent registered public accountant is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company's business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company's ability to manage or control risk or improve audit quality. All such factors are considered as a whole, and no one factor is necessarily determinative.

        The Audit and Non-audit Services Pre-approval Policy provides for the annual pre-approval of specifically described categories of services (Audit, Audit-related, Tax and All Other) to be performed by the independent registered public accountant and an expected range of fees associated with each such category. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifies a different period. If a proposed service has not been pre-approved as part of the annual pre-approval process, the Audit Committee must specifically pre-approve the service and its expected range of fees. The Audit and Non-audit Services Pre-approval Policy also delegates pre-approval authority to the Chair of the Audit Committee. There were no exceptions to the Audit and Non-audit Services Pre-approval Policy in 2008.

How much did the Company pay to its independent registered public accountant for non-audit services?

        During 2008, the Company's independent registered public accountant, KPMG, performed certain non-audit services for the Company. The Audit Committee has considered whether the provision of these non-audit services is compatible with maintaining KPMG's independence. Please see "Item 3—Ratification of Appointment of KPMG LLP as Independent Registered Public Accountants for the Year Ending December 31, 2009" for further detail regarding aggregate fees billed to us by KPMG.

Where can I find more information about the corporate governance practices of the Company?

        Adolor's corporate governance practices and policies are published on the Investor Insights section of the Company's website (www.adolor.com) by selecting "Corporate Governance."

NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE REPORTS OF THE AUDIT COMMITTEE AND THE COMPENSATION COMMITTEE HEREIN SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Company's Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board that is designed to comply with rules adopted by the NASDAQ Global Market and the SEC. The Audit Committee charter was last revised in December 2008. A copy of the written charter is available on the Investor Insights section of the Company's website (www.adolor.com) by selecting "Corporate Governance." The current members of the Audit Committee are Dr. Gemayel, Mr. Hager (chair) and Mr. Nickelson.

        Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company's independent registered public accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes, including the selection of the Company's independent registered public accountants.

        The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accountants, nor can the Audit Committee certify that the independent registered public accountants are "independent" under applicable rules. The Audit Committee serves a Board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accountants on the basis of the information it receives, its discussions with management and the independent registered public accountants and the experience of the Committee's members in business, financial and accounting matters.

        In this context, the Audit Committee has met and held discussions periodically in 2008 with management and the independent registered public accountants, including meetings with the independent registered public accountants during which management was not present. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the financial statements with management and the independent registered public accountants. The Audit Committee discussed with the independent registered public accountants matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90.

        The Company's independent registered public accountants also provided to the Audit Committee the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the communications of the independent registered public accountants with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accountants that firm's independence.

        Based upon the Audit Committee's discussion with management and the independent registered public accountants and the Audit Committee's review of the representations of management and the report of the independent registered public accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC.

Respectfully submitted,
Audit Committee: Georges Gemayel, Ph.D. George V. Hager, Jr. (Chair) Donald Nickelson

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS

        This section provides information regarding the compensation program in place in 2008 for the Company's President and Chief Executive Officer ("CEO"), Chief Financial Officer ("CFO"), the two most highly-compensated executive officers other than the CEO and CFO as of December 31, 2008 and certain other individuals who served as executive officers in 2008 (collectively, the "Named Executive Officers" or "NEOs"). It includes information regarding, among other things, the overall objectives of our compensation program and each element of compensation that we provide.

 Objectives of Our Compensation Program

        The Compensation Committee of our Board of Directors (the "Committee") consists of three independent members of the Board of Directors and has responsibility for reviewing and recommending all compensation decisions for the NEOs. The Committee submits its decisions to the independent members of the Board for approval. The Committee acts pursuant to a written charter that has been approved by our Board. In connection with these duties, the Company's Human Resources Department supports the Committee in its work. In addition, the Committee retained Radford, an outside compensation consulting firm with substantial experience in the life sciences industry, to advise the Committee on all matters related to the compensation of the NEOs.

        The compensation program for our NEOs is designed to attract, retain and reward talented executives who can contribute to the Company's long-term success and thereby build value for our stockholders. In general terms, the Committee believes that by placing greater weight on variable pay incentives and longer-term compensation, rather than base salary compensation, it will more effectively align the interests of executives with the Company's stockholders. Furthermore, this emphasis enables the Company to attract executives who are willing to sacrifice current earnings and the retirement benefits generally offered by larger biotechnology and pharmaceutical companies for potential long-term gains in a less stable and riskier environment. The Committee believes that Adolor stockholders share a similar risk profile.

        The fundamental principle of our compensation program is "Pay for Performance" and, as such, we strive to closely align the compensation paid to our executive officers with the performance of the Company on both a short-term and long-term basis. The total compensation program for executive officers consists of the following principal components:

  •
  base salary;

  •
  annual cash incentive award; and

  •
  long-term incentive compensation in the form of stock options and/or performance-based deferred stock units.

        The Committee believes that our stockholders are best served when we can attract and retain talented executives by providing compensation packages that are competitive but fair. The Committee seeks to structure a compensation program for NEOs that delivers total cash compensation that is generally at the 50th percentile of certain "Collected Market Data" as described below. The long-term equity compensation is targeted between the 50th and 75th percentile of the Collected Market Data. At the same time, the Committee believes it is important to provide its NEOs with the opportunity to exceed this level for achievement of key strategic initiatives and superior operational performance as evidenced by such benchmarks as revenue and earnings growth, management of capital and value creation reflected in stock price appreciation relative to the Collective Market Data.

        By providing our executives with a mix of equity and cash compensation, the Committee believes it can better align the interests of our executives with the short- and long-term interests of our stockholders. While there is no pre-established target for the allocation of equity and cash compensation, the Committee believes that the current mix of compensation programs for the NEOs strikes the correct balance between equity and cash compensation and is aligned with the Company's stated pay philosophy. The Committee believes that, by delivering a significant percentage of compensation in the form of equity, the level of executive compensation will correlate with the creation of long-term value for our stockholders as measured by stock price appreciation. Depending on whether, and to what extent, established strategic, financial and operational goals are achieved, the actual split between cash and equity compensation in any given year could vary from the target levels. For 2008, the mix of compensation between cash and equity as reflected in the Summary Compensation Table was approximately 28% and 72%, respectively, for the CEO. The mix of compensation between cash and equity was approximately 82% and 18%, respectively, for the other NEOs at December 31, 2008, due in part to the fact that each of these individuals joined the Company in 2008.

        The equity component of our compensation plan for our NEOs historically has taken the form of stock options and, to a limited extent, performance-based restricted stock units or performance-based deferred stock units ("DSUs") that are triggered upon specified clinical, regulatory or commercial milestones. We believe these are appropriate instruments to drive long-term stockholder value, provide retention incentives to our NEOs and manage our equity shares in an efficient manner.

        Collected Market Data.    The Collected Market Data consist of the total compensation delivered by certain comparable publicly-traded biotechnology companies with which we compete for executive talent (the "Peer Group"), as well as additional data provided by Radford, including the Radford Global Life Sciences Survey of compensation data.

        In late 2007 and again in late 2008, Radford assisted the Committee in updating the Peer Group for competitive pay and performance benchmarking. The Peer Group is developed by reference to a number of criteria, including: number of employees; last fiscal year revenue; market capitalization; business model; and therapeutic area and stage of development. The appropriateness of the Peer Group is reviewed annually by the Committee against these criteria. Based on this review, companies may be excluded due to acquisitions or changes in trading status or size; likewise, relevant peer companies may be added. The 2007 Peer Group, which consisted of 20 companies, was considered when determining the NEO base salaries for 2008 and the equity awards granted in January 2008 (applicable to the 2007 fiscal year). The 2008 Peer Group was considered when establishing the NEO base salaries for 2009 and for the equity awards made in January 2009 (applicable to the 2008 fiscal year). The 2008 Peer Group includes four companies (DURECT Corporation; Idenix Pharmaceuticals, Inc.; InterMune, Inc.; and XOMA, Ltd.) not included in the 2007 Peer Group, and it does not include three companies (Maxgen, Inc.; Renovis, Inc. (acquired); and Tanox, Inc. (acquired)) that were included in the 2007 Peer Group. The 2008 Peer Group consists of the following 21 companies:

Acadia Pharmaceuticals Inc.	Ligand Pharmaceuticals Incorporated
Acorda Therapeutics, Inc.	NPS Pharmaceuticals, Inc.
ARIAD Pharmaceuticals, Inc.	Osiris Therapeutics, Inc.
AtheroGenics, Inc.	Progenics Pharmaceuticals, Inc.
BioCryst Pharmaceuticals, Inc.	Synta Pharmaceuticals Corp.
DURECT Corporation	Telik, Inc.
Dyax Corp.	Tercica, Inc.
Dynavax Technologies Corporation	VIVUS, Inc.
Idenix Pharmaceuticals, Inc.	Xenoport, Inc.
InterMune, Inc.	XOMA, Ltd.
Isis Pharmaceuticals, Inc.

 Material Tax and Accounting Implications of the NEO Compensation Program

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company's Chief Executive Officer and the three other most highly compensated executive officers. Specified compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. Where possible, the Committee generally seeks to structure compensation amounts and plans that meet the requirements for deductibility under this provision. Specifically, the Committee has taken steps to qualify the stock option awards as performance-based compensation for this purpose. While the Committee believes it is important to consider Section 162(m), it also believes that stockholder interests are best served by not restricting the Committee's discretion and flexibility in crafting the executive compensation program, even though such programs could result in non-deductible compensation expenses.

        The Committee also considers the accounting implications to the Company of its executive compensation decisions, including, among other things, the financial statement impact of equity compensation awards as determined pursuant to Statement of Financial Accounting Standards No. 123R, Share Based Payment ("SFAS 123R").

Discussion and Analysis of our 2008 Compensation Program and Awards

        This section describes and analyzes each of the elements of our compensation program for our NEOs, including why the Committee chooses to include these items in the compensation program, the details of the compensation amounts granted to NEOs in 2008 and the Committee's rationale for awarding these compensation amounts.

Cash Compensation

        Total cash compensation is delivered in the form of base salary and annual cash incentive awards or bonuses under a performance-based Incentive Compensation Plan (the "ICP") approved by the Board. Base salary is included in the Company's NEO compensation package because the Committee believes it is both necessary and appropriate that some portion of the compensation be provided to NEOs in a form that is fixed and liquid. Performance-based bonuses under the ICP are included in the package because they permit the Committee to incentivize our NEOs, in any particular year, to pursue particular objectives that the Committee believes are consistent with the overall goals and strategic direction that the Board has set for our Company and that also are aligned with stockholder interests. The components comprising the cash portion of total compensation are described below.

        In setting salaries, the Committee is generally mindful of its overall goal of keeping base salary compensation for its executive officers at the 50th percentile of base salary compensation paid by companies in the Collective Market Data. Because the Company's business is becoming more complex and the industry and general economic environment has become more challenging, the Committee takes particular care to ensure that these factors are recognized in the calculation of base salary. Merit increases for the next fiscal year are typically approved in January each year for that fiscal year. As the value of the annual bonus is expressed as a multiple of base salary, a higher base salary will result in a higher bonus award, assuming the same level of achievement against goals.

        Salary.    The Committee reviews and approves the salaries of the NEOs on an annual basis, as well as at the time of a promotion or other change in responsibilities. Increases in salary are based on an evaluation of an individual's performance compared to the individual performance goals set forth in the ICP, contribution and level of pay compared to the Collected Market Data. For the NEOs other than the CEO, our CEO makes recommendations to the Committee concerning adjustments to salary.

        For 2008, our CEO's base salary was set by the Committee at $425,000, which is at approximately the 25th percentile of CEO base salaries reflected in the Peer Group. Salaries for our other NEOs employed as of December 31, 2008, ranged from $325,000 to $425,000, which were established at the time of hire in 2008 based on a review of data from the Radford Global Life Sciences Survey. The Committee believes that, overall, the other NEO base salaries (other than for Dr. Salinas) are consistent with the 50th percentile of executive base salaries reflected in the Collective Market Data for comparable positions; the base salary of Dr. Salinas is above the 50th percentile of executive base salaries reflected in the Collective Market Data for this position. While we seek to target the 50th percentile, we reserve the right to pay base salaries at a higher percentile to entice or retain select executives with particular skill sets and/or experience. In January 2009, the Compensation Committee and the Board approved an increase of 3% in base salaries over 2008 levels for each of the NEOs employed as of December 31, 2008.

        For 2008, base salary of the CEO constituted approximately 74% of his total cash compensation (excluding all other compensation); for the other NEOs employed as of December 31, 2008, base salaries constituted approximately 55% to 71% of the total cash compensation (excluding all other compensation), with bonuses in each case constituting the remaining portion of cash compensation.

        Base salaries established in January 2008 for Mr. Hess and Ms. Manning were $212,318 and $297,170, respectively. Mr. Hess's salary was below the 25th percentile and Ms. Manning's salary was consistent with the 50th percentile of executive base salaries reflected in the Collected Market Data for these positions. Dr. Jackson's salary was not increased in January 2008; his salary of $358,600 at that time was slightly above the 50th percentile of executive base salaries reflected in the Collected Market Data for his position.

        Bonus Plan.    Our NEOs participate in a cash bonus plan, the ICP. This plan provides cash compensation to NEOs only if, and to the extent that, annual performance conditions set by the Committee are achieved. Whether, and to what extent, bonuses under the ICP are paid depends entirely on the extent to which the established corporate objectives contained within the ICP for that year are attained. The Committee believes that the achievement of these objectives ultimately will contribute to the long-term success of the Company.

        The corporate objectives are developed with input from management, the Committee and the Board. Management, including the NEOs, develops preliminary recommendations for the Committee's review. The Committee then reviews management's preliminary recommendations and establishes the final ICP goals, which are intended to reflect the most important strategic, operational and financial objectives for the Company. The final corporate objectives, including those designated as the most important objectives, are then approved by the independent members of the Board. In establishing final goals, the Committee strives to ensure that the incentives provided pursuant to the ICP are consistent with the strategic goals set by the Board for the Company, that the objectives set are sufficiently ambitious to provide a meaningful incentive and to ensure that bonus payments, assuming target levels of performance are attained, will be consistent with the overall philosophy of the executive compensation program established by the Committee. The Committee reserves the discretion to reduce or not pay bonuses under the ICP, even if the relevant performance targets are met, or to increase the bonus amount awarded under the ICP.

        The ICP and the corporate objectives for 2008 were approved by the Board at its April 2008 meeting. The corporate objectives for 2008 consisted of both operational and financial components. The Committee believes that the combination of operational and financial performance objectives within the 2008 ICP created a significantly high hurdle for achievement by each NEO, as evidenced by the fact that the Company has historically paid bonuses at less than target levels.

        Each year, the Committee also considers the target bonuses under the ICP for each NEO in light of several factors, including:

  •
  the target bonuses percentages, and actual bonuses paid, in recent years;

  •
  the desire to ensure that a substantial portion of total compensation is performance-based;

  •
  the relative importance, in any given year, of the short-term performance objectives established pursuant to the ICP; and

  •
  the advice of Radford as to compensation practices at other companies in the Collective Market Data.

        The target bonus percentage in 2008 for the CEO was 55% of base salary, which is between the 50th and 75th percentiles of target bonus percentages in the Peer Group. In setting this target bonus percentage, the Committee considered that Mr. Dougherty's base salary was at approximately the 25th percentile of the Peer Group and that, even with a bonus payout at target, his total cash compensation would be only slightly above the 25th percentile for the Peer Group. For the other NEOs, the target bonus was between 30% and 50% of base salary, which is at the 25th percentile for Messrs. Webster and Limongelli and above the 75th percentile for Dr. Salinas.

        The actual amount of an ICP bonus award is determined based on each NEO's level of achievement against the pre-established corporate objectives, as well as individual performance. The ICP provides the NEOs with the opportunity to earn bonuses that exceed target levels for exceeding performance objectives and, conversely, penalizes the NEOs for missing these objectives. At the end of each fiscal year, the Committee is responsible for assessing the performance of each NEO against the ICP performance criteria and determining the level of awards, if any, under the ICP. The CEO will provide his recommendations to the Committee with respect to the performance and award levels, if any, under the ICP for the NEOs other than the CEO. The Committee will make its determination which it then presents to the independent members of the Board for approval.

        For 2008, the Committee considered the 2008 corporate objectives approved by the Board and the level of achievement against those objectives. The Committee considered the FDA approval of the Company's first product, ENTEREG® (alvimopan), in May 2008 to be the achievement of a significant milestone in the Company's history. Following approval, the Company made substantial progress in its goal to register targeted hospitals under the ENTEREG Access Support and Education (E.A.S.E.™) program; registration is required by the FDA before a hospital can purchase the product. The Committee also noted the progress made with respect to advancing a number of the Company's development and product candidates. Despite the Company's achievement in these areas, the Committee also considered that ENTEREG product shipments in 2008 were less than the objective established in April 2008 for product shipments. Although it was not part of the 2008 corporate objectives, the Committee also considered the Company's stock price performance during 2008. In light of this, the Committee recommended that awards be made to the NEOs at a rate of 65% of the target bonus levels. The dollar amount of ICP awards in 2008 to the CEO was $151,900 and for the other NEOs for 2008 ranged from $63,400 to $138,100.

        The Committee felt that the final split between base salary and bonuses awarded for 2008 under the ICP appropriately reflects the individual and Company performance delivered by each of the NEOs. For the CEO, total cash compensation (excluding all other compensation) was $575,842, which is below the 25th percentile of target total cash compensation in the Peer Group. Total cash compensation for the other NEOs included in the Summary Compensation Table ranged from $113,980 to $455,836. Comparisons of these amounts against the Peer Group are not relevant as each of these individuals was employed by the Company less than twelve months in 2008.

        Dr. Jackson was not eligible for an ICP award in 2008 because he was a part-time employee. However, Dr. Jackson received a cash bonus of $179,300 upon the approval of ENTEREG, pursuant to the terms of his then-current employment agreement.

Long-term Incentive Compensation

        The Committee believes that placing a significant emphasis on equity compensation will better align the interests of NEOs with our stockholders.

        Types of Equity Awards.    Equity awards to our NEOs can be made pursuant to our 2003 Plan and our 1994 Plan, both of which have been approved by Adolor stockholders. The Plans provide for awards in the form of incentive stock options and non-qualified stock options (collectively, "stock options"). The 2003 Plan also provides for deferred and restricted stock awards. In determining the mix of stock options and deferred stock, the Committee considers the following factors: the performance and contribution of the NEOs; the total shares available under the Plans and the most efficient use of the available shares; Peer Group comparisons; and, finally, retention of the NEOs.

        Equity Compensation Awarded in 2008.    In January 2008, the Committee approved, and the independent members of the Board ratified, equity awards to the NEOs. These awards have a total value calculated under the Black-Scholes model equal to approximately 65% of cash compensation (including bonus opportunities, assuming performance at "target" levels) for Mr. Dougherty and between 26% and 33% for Mr. Hess, Dr. Jackson and Ms. Manning. In considering the equity awards, the Committee also considered the level of equity ownership of each of the NEOs.

        On January 4, 2008, Mr. Dougherty, Mr. Hess, Dr. Jackson and Ms. Manning received grants of 120,000, 25,000, 35,000 and 40,000 stock options, respectively, each at a per share exercise price of $4.23. The stock options vest over four years at the rate of 1/48th of the shares subject to the option per month (assuming continued employment) and expire ten years after the grant date. On January 4, 2008, Mr. Dougherty also received a performance-based stock option award, the amount of which was to be determined by reference to the date by which the Company secured FDA approval of ENTEREG. The performance-based stock option award of 20,000 shares became subject to vesting on May 20, 2008 upon FDA approval of ENTEREG and will vest over a three-year period beginning on May 20, 2008 at the rate of 1/36th of the shares subject to the option per month. These stock options expire on January 4, 2018. Mr. Dougherty, Mr. Hess, Dr. Jackson and Ms. Manning also received grants of performance-based DSUs on January 4, 2008 under the Company's 2003 Plan. The amount of the award and the vesting of such award were determined by reference to the date on which the FDA approved ENTEREG for the treatment of postoperative ileus. Under the terms of the award, Mr. Dougherty, Mr. Hess, Dr. Jackson and Ms. Manning received 8,000 shares, 2,000 shares, 5,000 shares and 3,575 shares of common stock, respectively, following FDA approval of ENTEREG in May 2008.

        Upon the commencement of their employment with the Company in 2008, Messrs. Webster and Limongelli and Dr. Salinas received grants approved by the Committee of 125,000, 125,000 and 150,000 stock options, respectively, with per share exercise prices of $5.32, $3.39 and $5.64, respectively. The stock options vest over four years at the rate of 1/48th of the shares subject to the option per month (assuming continued employment) and expire ten years after the grant date. Dr. Salinas also received a performance-based DSU for 25,000 shares at that time that vests as follows: (i) 12,500 shares on the filing under his direction of an Investigational New Drug Application ("IND") with the FDA for a product candidate that was not an IND development target at the time he joined the Company; and (ii) 12,500 shares on initiation of the first pivotal Phase 3 study for a product candidate (other than alvimopan or any combination product containing alvimopan) for the Company during his employment as Chief Medical Officer.

        Equity Compensation Awarded in January 2009.    On January 6, 2009, the independent members of the Board granted the stock options and performance-based DSUs to the NEOs shown in the table below. The stock options have a 10-year term and an exercise price of $1.77, which was the closing price of our common stock on the date of grant. The performance-based DSUs will vest in full at such time as the quarterly net sales of ENTEREG as measured through the quarterly period ending June 30, 2010 and as reported in the Company's Form 10-Q and/or Form 10-K (as the case may be) filed with the U.S. Securities and Exchange Commission ("SEC") are equal to or in excess of $12.5 million for two consecutive fiscal quarterly periods.

        The stock options and performance-based DSUs granted in January 2009 to the executive officers of the Company are as follows:

	Stock Options Award	Performance-based DSUs
Michael R. Dougherty	160,000	40,000
John M. Limongelli	70,000	25,000
Eliseo O. Salinas, M.D., MSc.	80,000	40,000
Stephen W. Webster	60,000	25,000

        In determining the level of equity awards granted to the NEOs in January 2009, the Committee put emphasis on its desire to retain the current management team in light of the business challenges facing the Company and to align the interests of the NEOs with the Company's stockholders.

        Practices Regarding the Grant of Options.    The Company generally has followed a practice of making all annual stock option grants to its executive officers on a single date each year. For the last six years, at its regularly-scheduled meeting usually in early January, the Board has ratified the annual option grants made by the Committee. The Committee approves these annual grants, subject to the ratification by the Board, at a meeting prior to the scheduled January Board meeting. The dates of the Board and Committee meetings are determined approximately a year in advance based on the Board members availability for a meeting. We do not otherwise have any program, plan or practice to time annual option grants to our executives in coordination with the release of material non-public information.

        While the bulk of our stock option awards to NEOs have historically been made pursuant to our annual grant program, the Committee retains the discretion to make additional awards to NEOs at other times, in connection with the initial hiring of a new officer, for retention purposes or otherwise. During 2008, stock option awards were made to each of Messrs. Limongelli and Webster and Dr. Salinas upon the commencement of their employment with us. The Committee generally follows the practice of making awards outside of the annual grants only during a time when our NEOs would be permitted, pursuant to our insider trading policy, to trade in our securities. Other than in this respect, we do not have any program, plan or practice to time equity awards in coordination with the release of material non-public information.

Other Benefits

        401(k) Profit Sharing Plan.    Under the Adolor Corporation 401(k) Savings Plan & Trust (the "401(k) Plan"), a tax-qualified retirement savings plan, all employees, including our NEOs, may contribute up to 100 percent of regular earnings on a before-tax basis into their 401(k) Plan accounts, subject to the limits imposed by the IRS. In addition, under the 401(k) Plan, we may determine to make a matching contribution to a participating employee's account. Historically, we have determined to match an amount equal to $0.50 for each dollar contributed by participating employees on the first four percent of their regular earnings, subject to any limitations imposed by the IRS. Because we do not sponsor a defined benefit pension plan, the 401(k) Plan matching contribution allows Adolor to remain competitive with other companies in its industry that provide retirement savings vehicles for their executives and employees. Adolor employees vest in all matching contributions made by the Company under the 401(k) Plan over a four-year period. As of December 31, 2008, approximately 83% of the Company's employees participated in the 401(k) Plan.

        Letter Agreements.    The Company has entered into letter agreements with each NEO that provide for payments and other benefits if the officer's employment is involuntarily terminated by the Company for any reason other than "Cause," death or "Disability," as these terms are defined in the letter agreements. These letter agreements also provide for payments and other benefits upon a qualifying event or circumstances after there has been a "Change in Control" (as defined in the agreements) of the Company. The Committee reviews and approves the terms of each letter agreement prior to execution and believes that the terms contained in these agreements are reasonable and customary for agreements of this type. Additional information regarding the letter agreements, including a definition of key terms and a quantification of benefits that would have been received by our NEOs had termination occurred on December 31, 2008, is found under the heading "2008 Potential Payments upon Termination or Change in Control" on page 28 of this Proxy Statement.

        The Committee believes that these letter agreements are an important part of overall compensation for our NEOs. The Committee believes that these agreements will help to secure the continued employment and dedication of our NEOs, notwithstanding any concern that they might have at such time regarding their own continued employment, prior to or following a change in control. The Committee also believes that these agreements are important as a recruitment and retention device, as many of the biotechnology and pharmaceutical companies with which we compete for executive talent have similar agreements in place for their executive officers.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors of Adolor Corporation oversees the Company's compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

        In reliance on the review and discussions referred to above, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and the Company's Proxy Statement to be filed in connection with the Company's 2009 Annual Meeting of Stockholders, each of which will be filed with the Securities and Exchange Commission.

COMPENSATION COMMITTEE
Paul Goddard, Ph.D. Claude H. Nash, Ph.D. (Chair) Donald Nickelson

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee are Drs. Goddard and Nash and Mr. Nickelson. There are currently no compensation committee interlocks or insider participation on the Compensation Committee.

EXECUTIVE COMPENSATION TABLES

        The following table summarizes the compensation of the Company's NEOs for the years ended December 31, 2008, 2007 and 2006.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compen- sation ($)(4)	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)(5)	Total ($)
Michael R. Dougherty	2008	$423,942	—	$425,940	$1,035,503	$151,900	—	$4,600	$2,041,885
President & CEO	2007	$400,000	—	—	$811,872	$130,000	—	$4,500	$1,346,372
	2006	$333,797	—	—	$618,429	$50,085	—	$53,201	$1,055,512

Stephen W. Webster(6)	2008	$156,250	—	—	$56,814	$63,400	—	$3,000	$279,464
Senior Vice President, Finance &
Chief Financial Officer

John M. Limongelli(6)	2008	$77,500	—	—	$19,656	$63,400	—	$1,750	$162,306
Senior Vice President, General
Counsel & Secretary

Eliseo O. Salinas, MD, MSc(6)	2008	$228,846	—	—	$80,383	$138,100	—	$3,923	$451,252
Senior Vice President, Research
& Development & Chief
Medical Officer

Thomas P. Hess(7)	2008	$113,980	—	$36,033	$62,525	—	—	$13,305	$225,843
Former Vice President, Finance &	2007	$203,850	—	—	$132,551	$33,000	—	$4,077	$373,478
Chief Financial Officer	2006	$196,250	—	—	$72,004	$19,630	—	$3,925	$291,809

David Jackson(7)	2008	$276,536	—	$36,766	$52,378	$179,300	—	$67,960	$612,940
Corporate Medical Advisor and	2007	$332,740	—	—	$156,376	—	—	$67,504	$556,620
Former Senior Vice President,	2006	$358,198	—	—	$193,875	—	—	$63,981	$616,054
Chief Medical Officer

Martha E. Manning(7)	2008	$182,390	—	$63,412	$149,272	—	—	$12,792	$407,866
Former Senior Vice President,	2007	$285,317	—	—	$379,822	$55,000	—	$4,500	$724,639
General Counsel & Secretary	2006	$274,442	—	—	$345,745	$41,213	—	$5,853	$667,253

(1)
Amounts in this column would include non-equity guaranteed or discretionary bonuses, hiring bonuses and relocation bonuses. Bonuses awarded under the Company's ICP are reflected in the column entitled "Non-Equity Incentive Plan Compensation."

(2)
The amounts shown in this column represent compensation expense recognized in 2008 related to (i) the portion of DSUs granted to the NEO in 2008 and (ii) the portions of DSUs granted to the NEOs in 2007 and 2006 that were expensed in 2008. The amounts shown were calculated in accordance with SFAS No. 123R and are based on a number of key assumptions described in Note 7 to our Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008. For information related to stock awards made to the NEOs in 2008, see the 2008 Grants of Plan-Based Awards Table beginning on page 23 of this Proxy Statement.

On January 6, 2009, the Board of Directors, upon the recommendation of the Compensation Committee, approved the following performance-based deferred stock awards: for Mr. Dougherty and Dr. Salinas, awards of 40,000 shares of Common Stock each; for Messrs. Webster and Limongelli, awards of 25,000 shares of Common Stock each. The performance-based stock awards will vest in full at such time as the quarterly net sales of ENTEREG as measured through the quarterly period ending June 30, 2010 and as reported in the Company's Form 10-Q and/or Form 10-K (as the case may be) filed with the SEC are equal to or in excess of $12.5 million for two consecutive fiscal quarterly periods. Because these awards were made in January 2009, they are not reflected in the table above.

(3)
The amounts shown in this column represent compensation expense recognized in 2008 related to (i) the portion of stock options granted to the NEOs in 2008 and (ii) the portions of stock options granted in 2007, 2006, 2005 and 2004 that were expensed in 2008. The amounts shown were calculated in accordance with SFAS No. 123R and are based on a number of key assumptions described in the Note 7 to our Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008. For information related to stock option awards made to the NEOs in 2008, see the 2008 Grants of Plan-Based Awards Table.

On January 6, 2009, the Board of Directors, upon the recommendation of the Compensation Committee, granted the following option awards: for Mr. Dougherty, options to purchase 160,000 shares of Common Stock; for Mr. Webster, options to purchase 60,000 shares of Common Stock; for Mr. Limongelli, options to purchase 70,000 shares of Common Stock; and for Dr. Salinas, options to purchase 80,000 shares of Common Stock. Each of these options has an exercise price of $1.77 per share. These options vest over four years at the rate of 1/48th of the shares subject to the option per month and expire ten years after the grant date. Mr. Dougherty's award was granted pursuant to the Company's 1994 Plan, and the other awards were granted pursuant to the Company's 2003 Plan. Because these awards were made in January 2009, they are not reflected in the table above.

(4)
Excluding Dr. Jackson, the amounts shown in this column constitute awards earned in 2008 under the 2008 Incentive Compensation Plan; amounts earned were paid in January 2009. For Dr. Jackson, the amount shown in this column constitutes a cash award earned upon approval of ENTEREG in May 2008, as provided for under the terms of his then-current employment agreement. For a further discussion of these awards, see the Compensation Discussion and Analysis section of this Proxy Statement.

(5)
For each NEO, excluding Mr. Hess, Dr. Jackson and Ms. Manning, amounts in 2008 consist of Company matching contributions to the Company's 401(k) Plan made on behalf of each of the NEOs. For Mr. Hess, the amount in 2008 consists of (i) payment for unused vacation of $11,025 following his departure from the Company and (ii) matching 401(k) contributions by us of $2,280. For Dr. Jackson, the amount in 2008 consists of (i) reimbursement by us of temporary living expenses of $38,626 and payment by us for reimbursement of certain tax obligations with respect to such reimbursement of $18,839; (ii) payment by us of life insurance premiums of $4,096 and payment by us for reimbursement of certain tax obligations with respect to such reimbursement of $1,799; and (iii) matching 401(k) plan contributions by us of $4,600. For Ms. Manning, the amount in 2008 consists of (i) payment for unused vacation of $9,144 following her departure from the Company and (ii) matching 401(k) contributions by us of $3,648.

(6)
Messrs. Webster and Limongelli and Dr. Salinas joined the Company on June 23, 2008, September 18, 2008 and June 2, 2008, respectively.

(7)
Mr. Hess and Ms. Manning resigned effective as of June 27, 2008 and July 25, 2008, respectively. Effective as of June 2, 2008, Dr. Jackson became a part-time employee and ceased to be an executive officer of the Company.

2008 Grants of Plan-Based Awards Table

        The table below sets forth certain information with respect to plan-based awards granted during the year ended December 31, 2008 to each of the NEOs listed in the Summary Compensation Table above.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)				All Other Option Awards: Number of Securities Underlying Options (#)(3)		Grant Date Fair Value of Stock and Option Awards ($)(4)
					All Other Stock Awards: Number of Shares of Stock or Units (#)(2)		Exercise or Base Price of Option Awards ($/Sh)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Michael R. Dougherty	1/1/2008	—	$233,750	$467,500
	1/4/2008					120,000	$4.23	$340,800
	1/4/2008					20,000	$4.23	$56,800
	1/4/2008				8,000			$33,840

Stephen W. Webster	1/1/2008	—	$97,500	$195,000
	6/23/2008					125,000	$5.32	$437,500

John M. Limongelli	1/1/2008	—	$97,500	$195,000
	9/18/2008					125,000	$3.39	$277,500

Eliseo O. Salinas, M.D.	1/1/2008	—	$212,500	$425,000
	6/2/2008					150,000	$5.64	$556,500
	6/2/2008				25,000			$141,000

Thomas P. Hess	1/1/2008	—	—	—
	1/4/2008					25,000	$4.23	$71,000
	1/4/2008				2,000			$8,460

David Jackson, M.D.	1/1/2008	—	—	—
	1/4/2008					35,000	$4.23	$99,400
	1/4/2008				5,000			$21,150

Martha E. Manning	1/1/2008	—	—	—
	1/4/2008					40,000	$4.23	$113,600
	1/4/2008				3,575			$15,122

(1)
Represents the range of possible payments under the 2008 ICP, which was adopted in April 2008. For 2008, the following awards were granted to the NEOs under the 2008 ICP, all of which are reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table above: Mr. Dougherty: $151,900; Mr. Webster: $63,400; Mr. Limongelli: $63,400; and Dr. Salinas: $138,100. Mr. Hess and Ms. Manning were not eligible for awards under the 2008 ICP as they terminated employment in 2008. Dr. Jackson was not eligible as a result of his conversion to a part-time employee in 2008.

(2)
Consists of DSUs awarded during 2008 under our 2003 Plan. On January 4, 2008, Mr. Dougherty, Mr. Hess, Dr. Jackson and Ms. Manning received performance-based stock awards, the amounts of which were to be determined by reference to the date by which the Company secured FDA approval of ENTEREG. The stock awards shown above vested in full on May 20, 2008 upon FDA approval of ENTEREG. Dr. Salinas's award is an unvested performance-based deferred share award for 25,000 shares that vests as follows: (i) 12,500 shares on the filing under his direction of an IND with the FDA for a product candidate that was not a current IND development target at the time he joined the Company; and (ii) 12,500 shares on initiation of the first pivotal Phase 3 study for a product candidate (other than alvimopan or any combination product containing alvimopan) for the Company during his employment.

(3)
Consists of stock options awarded during 2008. Except as described below, the stock option awards vest over four years at the rate of 1/48th of the shares subject to the option per month, expire ten years after the date of grant and have an exercise price equal to the closing market price of Adolor Common Stock on the date of grant. The awards to Messrs. Webster and Limongelli and Dr. Salinas were made upon the commencement of their employment with the Company. On January 4, 2008, Mr. Dougherty received a performance-based stock option award, the amount of which was to be determined by reference to the date by which the Company secured FDA approval of ENTEREG. The performance-based stock option became subject to vesting on May 20, 2008 upon FDA approval of ENTEREG and will vest over three years following May 20, 2008 at the rate of 1/36th of the shares subject to the option per month. The stock options expire on January 4, 2018. On January 6, 2009, the Board of Directors, upon the recommendation of the Compensation Committee, granted option awards for the NEOs employed as of December 31, 2008. Because these awards were made in January 2009, they are not reflected in the table above.

(4)
Amounts shown for awards of DSUs and stock options are valued based on the aggregate full fair value of the awards granted in 2008 determined pursuant to SFAS No. 123R. See Note 7 to our Financial Statements included in our Annual Report on Form 10-K for a discussion of the assumptions used in calculating the grant date fair value pursuant to SFAS No. 123R.

Narrative to Summary Compensation and Grants of Plan-Based Awards Tables

Salary

        We have employment agreements with each of our NEOs. For a more complete description of these agreements, please see the section of this Proxy Statement entitled "2008 Potential Payments upon Termination or Change in Control."

        Base salaries for each NEO are reviewed and approved on at least an annual basis by the Compensation Committee. In January 2009, the Compensation Committee approved the following salaries for 2009: Mr. Dougherty $437,750; Mr. Webster $334,750; Mr. Limongelli $334,750; and Dr. Salinas $437,750. These amounts are not reflected in the summary compensation table above.

Awards

        In early 2008, the Compensation Committee approved the 2008 ICP, which provided our NEOs with the opportunity to earn a cash incentive award if certain pre-established objectives were attained. For 2008, each NEO (other than Dr. Jackson, who became a part-time employee in July 2008, and Mr. Hess and Ms. Manning who each resigned in 2008) earned a bonus amount that was at a level equal to 65% of the target bonus levels established under the 2008 ICP. The bonus amounts earned by the NEOs are reported as "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table above. Upon approval of ENTEREG in May 2008, Dr. Jackson received a special cash bonus of $179,300, which is reflected in the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table.

        On January 4, 2008, Mr. Dougherty, Mr. Hess, Dr. Jackson and Ms. Manning received grants of 120,000, 25,000, 35,000 and 40,000 stock options, respectively, each at a per share exercise price of $4.23. The stock options vest over four years at the rate of 1/48th of the shares subject to the option per month (assuming continued employment) and expire ten years after the grant date. On January 4, 2008, Mr. Dougherty also received a performance-based stock option award, the amount of which was to be determined by reference to the date by which the Company secured FDA approval of ENTEREG. The performance-based stock option became subject to vesting on May 20, 2008 upon FDA approval of ENTEREG and will vest over three years following May 20, 2008 at the rate of 1/36th of the shares subject to the option per month. The stock options expire on January 4, 2018. Mr. Dougherty, Mr. Hess, Dr. Jackson and Ms. Manning also received grants of performance-based DSUs on January 4, 2008 under the Company's 2003 Plan. The amount of the award and the vesting of such award were determined by reference to the date on which the FDA approved ENTEREG for the treatment of postoperative ileus. Under the terms of the award, Mr. Dougherty, Mr. Hess, Dr. Jackson and Ms. Manning received 8,000, 2,000, 5,000 and 3,575 shares of common stock, respectively, following FDA approval of ENTEREG in May 2008.

        Upon the commencement of their employment with the Company in 2008, Messrs. Webster and Limongelli and Dr. Salinas received grants of 125,000, 125,000 and 150,000 stock options, respectively, with per share exercise prices of $5.32, $3.39 and $5.64, respectively. The stock options vest over four years at the rate of 1/48th of the shares subject to the option per month (assuming continued employment) and expire ten years after the grant date. Dr. Salinas also received a performance-based deferred share award for 25,000 shares at that time that vests as follows: (i) 12,500 shares on the filing under his direction of an IND with the FDA for a product candidate that was not a current IND development target at the time he joined the Company; and (ii) 12,500 shares on initiation of the first pivotal Phase 3 study for a product candidate (other than alvimopan or any combination product containing alvimopan) for the Company during his employment as Chief Medical Officer.

        In January 2009, Messrs. Dougherty, Webster and Limongelli and Dr. Salinas received stock options of 160,000, 60,000, 70,000 and 80,000, respectively, that vest over four years at the rate of

1/48th of the shares subject to the option per month (assuming continued employment), expire ten years after the grant date and have a per share exercise price of $1.77. Messrs. Dougherty, Webster and Limongelli and Dr. Salinas also received performance-based DSUs of 40,000, 25,000, 25,000 and 40,000, respectively, that vest in full at such time as the quarterly net sales of ENTEREG as measured through the quarterly period ending June 30, 2010 and as reported in the Company's Form 10-Q and/or Form 10-K (as the case may be) filed with the SEC are equal to or in excess of $12.5 million for two consecutive fiscal quarterly periods. The terms of the performance-based DSUs do not provide for the right to vote or receive dividends or other distributions in respect of our common stock prior to the lapse of the restrictions.

Salary and Bonus in Proportion to Total Compensation

        For 2008, approximately 28% of our CEO's total compensation was delivered in the form of base salary and incentive bonus; for the other NEOs employed by the Company at year-end, the percentages ranged from approximately 79% to 87% of total compensation. As noted in the "Compensation Discussion and Analysis," we believe that our current compensation program aligns the interests of our NEOs with the interests of our stockholders, while also permitting the Compensation Committee to incentivize the NEOs to pursue specific performance goals. Please see the section of this Proxy Statement entitled "Compensation Discussion and Analysis" for a description of our compensation program and overall compensation philosophy.

Outstanding Equity Awards at Fiscal Year-End 2008

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)		Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock that Have Not Vested		Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)
Michael R. Dougherty	100,000		—	—	$14.55	11/04/2012
	5,000		—	—	13.15	1/9/2013
	20,000		—	—	18.86	10/27/2013
	50,000		—	—	20.49	1/6/2014
	63,645		1,355	—	9.78	1/6/2015
	72,916		27,084	—	14.71	1/6/2016
	199,999		200,001	—	8.24	12/14/2016	37,500	(4)	$62,250
	35,937		79,063	—	3.72	9/17/2017
	5,833	(5)	14,167	—	4.23	1/4/2018
	27,499		92,501	—	4.23	1/4/2018

Stephen W. Webster	15,624		109,376	—	$5.32	6/23/2018

John M. Limongelli	7,812		117,188	—	$3.39	9/18/2018

David Jackson, M.D	50,000		—	—	$21.25	1/29/2011
	30,000		—	—	16.25	1/29/2011
	20,000		—	—	14.62	12/4/2011
	16,844		—	—	16.73	1/10/2012
	20,000		—	—	9.85	4/12/2012
	25,000		—	—	13.53	5/14/2012
	23,200		—	—	13.15	1/9/2013
	20,000		—	—	18.86	10/27/2013
	50,000		—	—	20.49	1/6/2014
	14,999		25,001	—	3.83	6/13/2017
	8,020		26,980	—	4.23	1/4/2018

Eliseo O. Salinas, M.D., MSc	18,749		131,251	—	$5.64	6/2/2018	25,000	(6)	$41,500

(1)
Except as noted, these options vest over four years at the rate of 1/48th of the shares subject to the option per month.

(2)
The option grant date for each award listed is ten years prior to the respective option expiration date.

(3)
Calculated as the number of unvested shares multiplied by the closing price of our common stock on December 31, 2008 of $1.66.

(4)
These shares of restricted stock vest on the earlier of the date that the FDA approves for commercial sale an NDA for alvimopan for use in opioid bowel dysfunction or a change in control of the Company as defined in the 2003 Plan.

(5)
This performance-based stock option was granted January 4, 2008, subject to an initial vesting event that occurred on the date the alvimopan NDA was approved for use in postoperative ileus (May 20,2008). The options vest in equal parts 1/36 of the total per month beginning one month after date of initial vesting.

(6)
This performance-based deferred share award vests as follows: (i) 12,500 shares on the filing under Dr. Salinas's direction of an IND with the FDA for a product candidate that is not a current IND development target at the time he joined the Company; and (ii) 12,500 shares on initiation of the first pivotal Phase 3 study for a product candidate (other than alvimopan or any combination product containing alvimopan) for the Company during his employment as Chief Medical Officer.

Option Exercises and Stock Vested in 2008

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Michael R. Dougherty	—	—	67,000	$359,790
Stephen W. Webster	—	—	—	—
John M. Limongelli	—	—	—	—
Eliseo O. Salinas, M.D., MSc.	—	—	—	—
Thomas P. Hess	8,853	$9,990	9,000	$48,330
David Jackson, M.D.	—	—	10,000	$53,700
Martha E. Manning	—	—	15,075	$80,953

(1)
Calculated as the number of shares exercised multiplied by the difference between the closing price of our common stock on the exercise date and the exercise price of the option.

(2)
Represents the vesting on May 20, 2008 of performance-based deferred stock awards granted. The vesting was triggered upon FDA approval of the Company's New Drug Application for alvimopan for the treatment of postoperative ileus.

(3)
Calculated as the number of vested shares multiplied by the closing price of our common stock on May 20, 2008 ($5.37).

2008 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        We have entered into letter agreements with each of our NEOs (other than Dr. Jackson) which provide for compensation and benefits in the event that the NEO's employment with us is terminated, including terminations in connection with a Change in Control (as described below) of Adolor. To be covered by the letter agreements, an NEO must be either terminated by the Company "without cause" or the NEO must terminate his employment for "good reason." A termination by the Company of an NEO for "cause" would not trigger any liability to an NEO under the letter agreement. The letter agreements define "cause" as:

  •
  a conviction of a felony;

  •
  an intentional act of fraud, embezzlement or theft in the course of his employment with the Company;

  •
  a willful and deliberate failure to perform his duties in any material respect; or

  •
  engagement in gross negligence in the course of his employment with the Company.

For an act to be considered "intentional" or "gross negligence," an NEO must act in bad faith and without reasonable belief that the act or omission was in the best interest of the Company.

        Under the agreements, "good reason" will exist if, without the NEO's written consent:

  •
  the NEO is assigned any duties or responsibilities inconsistent with the scope of the duties and responsibilities associated with the NEO's title or position;

  •
  suffers a material change in the duties, responsibilities, reporting rights or obligations, or effective authority associated with that NEO's title and position as set out in the letter agreement;

  •
  the NEO's base salary is decreased by the Company, or the NEO's benefits under any of the Company's plans or programs are in aggregate materially decreased;

  •
  we fail to pay the NEO's compensation, employee benefits or reimbursements when due; or

  •
  there is in connection with a Change of Control a relocation of the NEO's place of employment by more than fifty miles from the NEO's then-current principal office.

        Any of the following situations would constitute a "Change of Control" under the letter agreements:

  •
  the consummation of a merger or consolidation of the Company in which the stockholders of the Company immediately prior to such merger or consolidation would not, immediately after such merger or consolidation, beneficially own fifty percent or more of the combined voting power of the acquiring company;

  •
  the stockholders of the Company approve a plan of complete liquidation or dissolution of the company; or

  •
  the sale or disposition by the Company of all or substantially all of the Company's assets, subject to certain limited exceptions.

        In the case of a termination due to death of an NEO, an NEO's estate will be entitled to receive the continuation of the NEO's base salary through the end of the month in which the NEO's death occurs and a pro-rated bonus payment for the year of death (based on the bonus paid in the preceding calendar year). The estate also will receive any benefits available under any program (including life insurance) maintained by the Company that cover the NEO.

        The letter agreements are intended to comply with the requirements of Section 409A of the Code, which generally provides that any payments required to be made under the letter agreements would be delayed for a period of six months following the termination of employment.

        Dr. Jackson is not included in the following table as he is no longer eligible for severance benefits under his letter agreement or otherwise under any Company-provided severance agreement. Dr. Jackson ceased to be an executive officer of the Company as of June 2, 2008.

Payment Obligations under Executive Letter Agreements upon Termination of Employment of a Named Executive Officer

        The following table sets forth our lump-sum payment obligations under the letter agreements upon a termination of the employment of our NEOs under various scenarios. The table assumes termination on December 31, 2008 and payment of such termination obligations as provided for in the letter agreements.

		Prior to Change in Control(1)		After or in Connection with Change of Control(2)
Name	Benefit(3)	Agreement Provision	Dollar Value of Benefit	Agreement Provision	Dollar Value of Benefit
Michael R. Dougherty	Severance—Base Salary(4)	1x base salary	$425,000	1x base salary	$425,000
	Severance—Bonus(4)	1x bonus paid during prior calendar year	130,000	1x bonus paid during prior calendar year	130,000
	Stock Options and DSUs(5)	n/a	—	Exercise period for vested options extended one year beyond termination date	62,250
	Benefits(6)	Coverage for 12 months	21,718	Coverage for 12 months	21,718
	Outplacement Services(7)	Coverage for 12 months	15,000	Coverage for 12 months	15,000

		Total	$591,718	Total	$653,968

Stephen W. Webster	Severance—Base Salary(4)	1x base salary	$325,000	1x base salary	$325,000
	Severance—Bonus(4)	1x bonus paid during prior calendar year	—	1x bonus paid during prior calendar year	—
	Stock Options and DSUs(5)	n/a	—	Unvested awards immediately vest	—
	Benefits(6)	Coverage for 12 months	21,718	Coverage for 12 months	21,718
	Outplacement Services(7)	Coverage for 12 months	15,000	Coverage for 12 months	15,000

		Total	$361,718	Total	$361,718

John M. Limongelli	Severance—Base Salary(4)	1x base salary	$325,000	1x base salary	$325,000
	Severance—Bonus(4)	1x bonus paid during prior calendar year	—	1x bonus paid during prior calendar year	—
	Stock Options and DSUs(5)	n/a	—	Unvested awards immediately vest	—
	Benefits(6)	Coverage for 12 months	21,718	Coverage for 12 months	21,718
	Outplacement Services(7)	Coverage for 12 months	15,000	Coverage for 12 months	15,000

		Total	$361,718	Total	$361,718

Eliseo O. Salinas, M.D	Severance—Base Salary(4)	1x base salary	$425,000	1x base salary	$425,000
	Severance—Bonus(4)	1x bonus paid during prior calendar year	—	1x bonus paid during prior calendar year	—
	Stock Options and DSUs(5)	n/a	—	Unvested awards immediately vest	41,500
	Benefits(6)	Coverage for 12 months	21,718	Coverage for 12 months	21,718
	Outplacement Services(7)	Coverage for 12 months	15,000	Coverage for 12 months	15,000

		Total	$461,718	Total	$503,218

(1)
For termination prior to a Change in Control, an NEO is entitled to benefits under their respective letter agreement if his employment is terminated at any time (i) by him for good reason following 15 days written notice to the Company or (ii) by the Company without cause.

(2)
For termination after or in connection with a Change in Control, an NEO is entitled to benefits under his respective letter agreement if the NEO is terminated at any time during the 90 days before or the first twelve months following such change of control (i) by him for good reason following 15 days written notice to the Company or (ii) by the Company without cause.

(3)
The Company will not pay benefits to an NEO under his respective letter agreement if the NEO is terminated for Cause by the Company.

(4)
The payment due to an NEO is equal to one times the NEO's then-current base salary and one times the NEO's bonus paid in the preceding calendar year. No amounts are included for Messrs. Limongelli and Webster and Dr. Salinas as each commenced employment with the Company in 2008 and thus did not receive bonuses in the preceding calendar year.

(5)
For termination after or in connection with a Change in Control, all unvested stock options, restricted stock awards and DSUs held by an NEO vest immediately. For Mr. Dougherty, the exercise period for such stock options is extended for a period equal to one year following the termination date in the case of a termination after or in connection with a change of control. For stock options, the dollar value is calculated for "in-the-money" options by multiplying the number of accelerated options by the difference of $1.66, the closing price of the Company's common stock on December 31, 2008, and the option exercise price. As of December 31, 2008, none of the stock options held by the NEOs were in the money. As of December 31, 2008, Mr. Dougherty holds 37,500 shares of restricted stock and Dr. Salinas holds 25,000 performance-based deferred stock units. Each of these awards would vest immediately upon a Change of Control and are included in this column at a price of $1.66 per share.

(6)
Under the letter agreements, medical, dental and life insurance coverage is provided to the NEO and his/her spouse and dependents for a period of 12 months. Values reported in the table reflect the projected value based on premium equivalent rates for continued medical and dental coverage for each NEO.

(7)
While outplacement services are not specifically provided for in the letter agreements, the Company has a practice of providing this benefit to executive officers whose employment has been terminated.

NON-EMPLOYEE DIRECTOR COMPENSATION

        The Company compensates its non-employee directors through a mix of cash compensation and stock option grants. The elements of the non-employee directors' compensation are as follows:

Annual Retainers/Meeting Fees:

•	Board Service Annual Retainer ($15,000 cash, paid quarterly; $5,000 paid in the form of Company common stock)	$20,000
•	In-person or Telephonic Board Meeting Fees	$ 2,000/mtg.
•	Committee Service Fees
	• Audit Committee Chair Annual Retainer ($2,500 cash, paid quarterly; $4,000 in Company common stock)	$ 6,500
	• Compensation and Nominating Committee Chair Annual Retainers (paid in Company common stock)	$ 2,500
	• Committee Member Fee (paid in cash, quarterly)	$ 2,500
•	Chairman of the Board Annual Retainer (paid in Company common stock)	$13,500

Stock Option Compensation:

•	Initial Grant (upon first election or appointment to Board)	25,000 shares
•	Annual Grant (upon the date of the Annual Meeting)	20,000 shares

        Under the Company's 2003 Plan, the initial grant of 25,000 stock options to a non-employee director is made at the time of the earlier to occur of such director's appointment as a director by the Board or first election to the Board by stockholders. This initial award vests over a three-year period, with 33.3% becoming exercisable on each anniversary of the grant date. Upon the date of re-election to the Board at the Annual Meeting, a non-employee director will receive an annual grant of 20,000 stock options that vest in full on the first anniversary of the date of grant. The Board of Directors also may grant options to non-employee directors in addition to the automatic grants described above. Stock options granted to non-employee directors have a ten-year term and are granted with an exercise price equal to the fair market value of our common stock on the date of grant.

        On May 22, 2008, each non-employee director (other than Dr. Magni) received an annual grant of stock options to purchase 20,000 shares of common stock at an exercise price of $4.94 per share, which will become fully exercisable as of May 22, 2009. Upon his appointment to the Board on June 6, 2008, Dr. Magni received a grant of stock options to purchase 25,000 shares of common stock at an exercise price of $5.40 per share. These options will vest in three equal annual installments on the anniversary of the grant date.

        On January 6, 2009, Mr. Madden and each of the other non-employee directors received a grant of stock options to purchase 45,000 and 30,000 shares of common stock, respectively, at an exercise price of $1.77 per share. The options vest in two equal annual installments on the anniversary of the grant date.

        The Company also reimburses directors for travel expenses incurred in connection with attending Board, committee and stockholder meetings and for other Company business-related expenses. The Company does not provide retirement benefits or other perquisites to non-employee directors under any current program. Mr. Dougherty receives no remuneration for his service as a director.

 2008 Non-employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Armando Anido	$31,500	$7,500	$58,547	—	—	—	$97,547
Georges Gemayel, Ph.D.	$30,750	$5,000	$79,630	—	—	—	$115,380
Paul Goddard, Ph.D.	$33,500	$5,000	$58,547	—	—	—	$97,047
George V. Hager, Jr.	$34,000	$9,000	$58,547	—	—	—	$101,547
David M. Madden	$31,000	$18,500	$237,036	—	—	—	$286,536
Guido Magni, M.D., Ph.D(4)	$15,250	—	$16,717	—	—	—	$31,967
Claude H. Nash, Ph.D.	$34,750	$7,500	$58,547	—	—	—	$100,797
Robert Nelson(5)	$14,750	—	$19,179	—	—	—	$33,929
Donald Nickelson	$32,000	$5,000	$58,547	—	—	—	$95,547

(1)
Consists of the cash portion of the amounts described above under "Annual Retainers/Meeting Fees."

(2)
The amounts in this column reflect the dollar amounts recognized for financial statement reporting purposes for the year ended December 31, 2008, in accordance with SFAS No. 123(R), Share-based Payment, with respect to stock awards. See Note 7 to our Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 regarding assumptions underlying valuation of equity awards. In 2008, each of the above directors, with the exception of Mr. Nelson and Dr. Magni, received an award of 946 shares of Company common stock with a full grant date fair value of $5,000, as computed in accordance with SFAS No. 123(R). In addition, the Chairman of each of the Compensation Committee and Governance and Nominating Committee received an award of 473 shares of Company common stock with a full grant date fair value of $2,500, the Chairman of the Audit Committee received an award of 757 shares of Company common stock with a full grant date fair value of $4,000, and the non-executive chairman of the Board of Directors received an award of 2,556 shares of Company common stock with a full grant date fair value of $13,500. These amounts represent common stock awards that were granted in 2008.

(3)
The amounts in this column reflect the dollar amounts recognized for financial statement reporting purposes for the year ended December 31, 2008, in accordance with SFAS No. 123(R) with respect to option awards. See Note 7 to our Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 regarding assumptions underlying valuation of equity awards. The full grant date fair value of the stock options to purchase 20,000 shares of Common Stock that were awarded to each director in May 2008, other than Dr. Magni and Mr. Nelson, and the full grant date fair value of the stock options to purchase 25,000 shares of Common Stock that were awarded to Dr. Magni in June 2008, each computed in accordance with SFAS No. 123(R), is $64,800 and $88,500, respectively. At December 31, 2008, the aggregate number of option awards outstanding for each director was as follows: Mr. Anido, 100,000; Dr. Gemayel, 65,000; Dr. Goddard, 128,000; Mr. Hager, 100,000; Mr. Madden, 230,000; Dr. Magni, 25,000; Dr. Nash, 149,000; and Mr. Nickelson, 100,000.

(4)
Dr. Magni was appointed to the Board on June 6, 2008.

(5)
Mr. Nelson resigned from the Board, effective as of May 21, 2008.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth the beneficial ownership of the Company's Common Stock as of February 15, 2009 (except as noted) by (i) the NEOs and the Company's directors; (ii) owners of more than five percent of the outstanding shares of the Company's Common Stock; and (iii) all executive officers and directors as a group. As of February 15, 2009, there were 46,333,735 shares of Common Stock outstanding.

Name	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(2)
BVF Inc.(3)	6,624,551	14.3%
BVF Partners L.P.(3)
900 North Michigan Ave., Suite 1100, Chicago, IL 60611
Westfield Capital Management Company, LLC(4)	6,268,255	13.5%
1 Financial Center, Boston, MA 02111
Barclays Global Investors, N.A(5)	3,723,930	8.0%
Barclays Global Fund Advisors
400 Howard St., San Francisco, CA 94105
Renaissance Technologies LLC(6)	2,829,400	6.1%
James H. Simons
800 Third Ave., New York, New York 10022
HealthCor Management, L.P.(7)	2,726,500	5.9%
HealthCor Associates, LLC
HealthCor Group, LLC
Joseph Healey
Arthur Cohen
152 West 57th St., 47th Floor, New York, NY 10019
Michael R. Dougherty(8)(9)	832,948	1.8%
John M. Limongelli(8)	19,998	*
Eliseo O. Salinas(8)	36,248	*
Stephen W. Webster(8)	27,186	*
Armando Anido(8)	99,404	*
Georges Gemayel(8)	47,265	*
Paul Goddard(8)(10)	151,931	*
George V. Hager, Jr.(8)	100,743	*
David M. Madden(8)(11)	1,039,049	2.2%
Guido Magni, M.D., Ph.D.	—	*
Claude H. Nash(8)	179,063	*
Donald Nickelson(8)(12)	209,590	*
All directors and executive officers as a group (13 persons)(8)	2,896,299	6.0%

*
Less than 1%

(1)
This table is based upon information supplied by officers, directors and principal stockholders, including, in particular, reports filed on Schedule 13G and Form 4 with the SEC.

(2)
Based on 46,333,735 shares of Common Stock outstanding on February 15, 2009. Shares of common stock subject to stock options currently exercisable, or exercisable within 60 days, are deemed beneficially owned by the person holding such options. The percent of the outstanding shares of our common stock for any person or group who beneficially owned any shares pursuant to options which are exercisable within 60 days of February 15, 2009, is calculated assuming all such options have been exercised in full and adding the number of shares subject to such options to the total number of shares issued and outstanding on February 15, 2009 for such individual.

(3)
BVF Inc. is the general partner of BVF Partners L.P. ("Partners"), which is the general partner of Biotechnology Value Fund, L.P. ("BVF LP") and Biotechnology Value Fund II, L.P. ("BVF II LP"). Partners is the manager of BVF Investments, L.L.C. ("Investments") and an investment advisor to Investment 10, L.L.C. ("ILL10"). Partners, BVF LP, BVF II LP, Investments and ILL10 have shared voting and dispositive power over 6,624,551 shares, 1,497,551 shares, 1,036,000 shares, 3,681,000 shares, and 410,000 shares, respectively.

(4)
Represents shares owned by certain mutual funds, institutional accounts and/or separate accounts managed by Westfield Capital Management Company, LLC ("Westfield Capital") as investment advisor. Westfield Capital has sole voting power with respect to 5,324,255 shares and sole dispositive power with respect to 6,268,255 shares. Westfield Capital disclaims beneficial ownership of any of these shares.

(5)
Barclays Global Investors, N.A. beneficially owns 1,855,011 shares of which it has sole voting power with respect to 1,796,587 shares and sole dispositive power over 1,855,011 shares. Barclays Global Fund Advisors beneficially owns 1,868,919 shares of which it has sole voting and dispositive power over all such shares. Shares are held by Barclays in trust accounts for the economic benefit of the beneficiaries of those accounts.

(6)
Shares are beneficially owned by Renaissance Technologies, LLC, of which James H. Simons is a control person and thus he also is deemed to be a beneficial owner of such shares.

(7)
HealthCor Management, L.P. ("Management") is the investment manager for HealthCor, L.P. ("HC LP"), Healthcor Offshore Master Fund, L.P. ("Offshore Master") and HealthCor Hybrid Offshore Master Fund, L.P. ("Hybrid Offshore Master") and thus may be deemed a beneficial owner of the 512,995 shares, 1,830,090 shares and 383,415 shares, respectively, beneficially owned by such funds. HealthCor Associates, LLC ("Associates"), as the general partner of Management, may be deemed to beneficially own the shares beneficially owned by Management. HealthCor Capital, L.P. ("HC Capital"), HealthCor Offshore GP, LLC ("Offshore GP"), and HealthCor Hybrid Offshore GP, LLC ("Hybrid Offshore GP"), as the general partners of HC LP, Offshore Master and Hybrid Offshore Master, respectively, may be deemed a beneficial owner of the 512,995 shares, 1,830,090 shares and 383,415 shares, respectively, beneficially owned by such entities. HealthCor Group, LLC, as the general partner of HC Capital, Offshore GP and Hybrid Offshore GP, may be deemed a beneficial owner of the 2,726,500 shares collectively beneficially owned by such entities. HealthCor Offshore, Ltd. and HealthCor Hybrid Offshore, Ltd. serve as feeder funds to Offshore Master and Hybrid Offshore Master, respectively, and thus may be deemed to be the beneficial owners of the 1,830,090 shares and 383,415 shares beneficially owned by Offshore Master and Hybrid Offshore Master, respectively. Messrs. Healey and Cohen serve as the managers of Associates and exercise both voting and investment power with respect to the 2,726,500 shares beneficially owned by Associates. Therefore, each may be deemed a beneficial owner of such shares. Each of the entities and individuals listed above has shared voting and dispositive power with respect to the shares which it beneficially owns. Each of the Reporting

  Persons disclaims any beneficial ownership of any shares reported herein in excess of their actual pecuniary interest therein.

(8)
Common Stock and the percent of class listed as being beneficially owned include outstanding options to purchase Common Stock which are exercisable within 60 days of February 15, 2009, as follows: Mr. Dougherty, 653,537 shares; Mr. Limongelli, 19,998 shares; Dr. Salinas, 36,248 shares; Mr. Webster, 27,186 shares; Mr. Anido, 96,666 shares; Dr. Gemayel, 45,000 shares; Dr. Goddard, 124,666 shares; Mr. Hager, 96,666 shares; Mr. Madden, 226,666 shares; Dr. Nash, 145,666 shares; Mr. Nickelson, 96,666 shares; and all directors and executive officers as a group, 1,699,309 shares.

(9)
Includes 37,500 restricted shares of Common Stock that will vest on the date that the Food and Drug Administration approves for commercial sale a New Drug Application for alvimopan for use in opioid bowel dysfunction.

(10)
Includes 27,265 shares owned by The Goddard Family Trust, Paul Goddard and Jacqueline Goddard Trustees.

(11)
Includes 70,000 shares owned by the Madden 2002 Trust.

(12)
Includes 10,000 shares owned by The Nickelson Family Trust, of which Mr. Nickelson is the sole trustee.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that each director and executive officer of the Company, and any other person who owns more than ten percent of the Company's Common Stock, file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such directors, executive officers and greater-than-ten-percent stockholders are required by regulation to furnish the Company with copies of such reports. To the knowledge of the Company, based solely upon its review of reports furnished to it, as well as written representations from its directors and executive officers to the effect that no other such reports were required to be filed, each covered person met all fiscal 2008 Section 16(a) filing requirements.

ITEM 1—ELECTION OF DIRECTORS

        Our Amended and Restated Certificate of Incorporation and Restated Bylaws provide that our business will be managed by a Board of Directors, with the number of directors to be fixed by the Board of Directors from time to time. Our Amended and Restated Certificate of Incorporation divides our Board of Directors into three classes: Class I, Class II and Class III. The directors in each class serve terms of three years and until their respective successors have been elected and have qualified.

        The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting of stockholders for a three-year term. The term of the three Class I directors, Armando Anido, Michael R. Dougherty and George V. Hager, Jr., expires at our 2011 Annual Meeting. The term of the three Class II directors, Georges Gemayel, Ph.D., David M. Madden and Guido Magni, M.D., Ph.D., expires at our 2009 Annual Meeting. The term of the three Class III directors, Paul Goddard, Ph.D., Claude H. Nash, Ph.D. and Donald Nickelson, expires at our 2010 Annual Meeting.

        Director candidates were nominated by the Nominating Committee of the Board of Directors. Stockholders also are entitled to nominate director candidates for the Board of Directors in accordance with the procedures set forth under the heading "Governance of the Company—How does the Board select nominees for the Board?" The Nominating Committee of our Board of Directors did not receive a recommendation for a director nominee from a stockholder that beneficially owned more than 5% of our Common Stock by December 5, 2008.

        At the Annual Meeting, three Class II directors are to be elected. Each of the nominees has consented to being named as a nominee for director of the Company and has agreed to serve if elected. Each Class II director will be elected to serve until our 2012 Annual Meeting and until his respective successor has been elected and has qualified. If any nominee becomes unavailable to serve at the time of the 2009 Annual Meeting, the shares represented by proxy will be voted for any substitute nominee designated by the Board of Directors. Director elections are determined by a plurality of the votes cast and abstentions will not be counted for the purposes of the election of directors. Unless otherwise specified by the stockholders, the shares of stock represented by the proxy will be voted for election of the three Class II directors.

        Set forth below is information regarding each nominee for director.

NOMINEES FOR DIRECTOR

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
VOTE FOR EACH OF THE FOLLOWING NOMINEES FOR ELECTION AS A DIRECTOR.

Incumbent Class II Directors

Name of Director	Age	Principal Occupations During Past Five Years and Certain Directorships	Year First Became Director
Georges Gemayel, Ph.D.	48	Since June 2008, Dr. Gemayel has served as President, Chief Executive Officer and a director of Altus Pharmaceuticals Inc., a publicly-traded pharmaceutical company. From 2003 to May 2008, Dr. Gemayel served as Executive Vice President Therapeutics and Biosurgery for Genzyme Corporation, where he was responsible for Genzyme's global therapeutics, transplant, renal and biosurgery businesses. From 2000 to 2003, Dr. Gemayel was employed as Vice President National Specialty Care for Hoffmann-La Roche, responsible for its US business for	2007

Name of Director	Age	Principal Occupations During Past Five Years and Certain Directorships	Year First Became Director

dermatology, oncology, transplantation, hepatitis and HIV. Dr. Gemayel joined Hoffmann-La Roche in 1988 and served in various positions of increasing responsibility over his tenure there. Dr. Gemayel received his doctorate in pharmacy from St. Joseph University in Beirut, Lebanon and his PhD. in pharmacology from Paris-SUD University.

David M. Madden	46

Mr. Madden was elected Chairman of the Board in May 2005. Mr. Madden served as our Interim President and Chief Executive Officer from August 8, 2005 to December 14, 2006. Mr. Madden is a Founder and Principal with Narrow River Management, LP, an investment management company with a focus on equity investments in the emerging pharmaceutical industry. Mr. Madden was Co-Chief Executive Officer of Royalty Pharma AG, a private investment management firm specializing in the acquisition of royalty interests in pharmaceutical products, from October 2000 to 2003, and from 1997 to October 2000, he served as a Managing Member of Pharmaceutical Partners, LLC. From 1992 to 1995, Mr. Madden was President, Chief Executive Officer and a Director of Selectide Corporation, a development stage pharmaceutical company that was acquired by Marion Merrill Dow in 1995. Mr. Madden was a consultant to Marion Merrill Dow during part of 1995. Mr. Madden serves as member of the board of directors of the Hospital for Special Surgery. Mr. Madden served as a member of the board of directors of Royalty Pharma AG until March 2004. Mr. Madden has a B.S. in Electrical Engineering from Union College and an M.B.A. from Columbia University.

			2000
Guido Magni, M.D., Ph.D.	55	Dr. Magni was appointed to the Board in June 2008. In the last 20 years, Dr. Magni has held senior positions in the drug development departments of Wyeth Ayerst and F. Hoffmann-La Roche. From 1995 to January 2008, Dr. Magni served as the Global Head of Medical Science, Global Drug Development, Pharmaceuticals Division, at F. Hoffmann-La Roche. Dr. Magni graduated in Medicine from the University of Padua, Italy in 1977 and received a Ph.D. from the University of Rome, Italy in 1981.	2008

Incumbent Class III Directors to Continue in Office for Terms Expiring in 2010

Name of Director	Age	Principal Occupations During Past Five Years and Certain Directorships	Year First Became Director
Paul Goddard, Ph.D.	59	Dr. Goddard served as a consultant for us from August 2003 to July 2005. In 2003, Dr. Goddard joined ARYx Therapeutics, Inc., a publicly-traded product-based biopharmaceutical company, as the Chairman of the Board and in April 2005 was appointed as Chief Executive Officer. In the period between 2000 and 2005, he served as chairman and part-time executive of several companies, including XenoPort, Inc., a private biopharmaceutical company, and AP Pharma, Inc., a specialty pharmaceutical company	2000

Name of Director	Age	Principal Occupations During Past Five Years and Certain Directorships	Year First Became Director

focused on the development and commercialization of innovative medical treatments, and he currently serves as AP Pharma's chairman. From 1998 until 2000, Dr. Goddard served as Chief Executive Officer of Elan Pharmaceuticals, a division of Elan Corporation, plc. Dr. Goddard served as Chairman, Chief Executive Officer and a director of Neurex Corporation from 1991 to 1998 when the company was acquired by Elan. Prior to 1991, Dr. Goddard held various senior management positions at SmithKline Beecham, including senior vice president strategic marketing and senior vice president Far East region. Dr. Goddard is on the Board of Directors of ARYx Therapeutics, Inc., AP Pharma, Inc. and Onyx Pharmaceuticals and he served as a member of the Board of Directors of Molecular Devices until May 11, 2006. Dr. Goddard received a Ph.D. in Atieology and Epidemiology of Colon Cancer from St. Mary's Hospital, University of London.

Claude H. Nash, Ph.D.	66

Dr. Nash currently is Chairman of the Board of Directors of Bloodstone Ventures, plc, a United Kingdom Company, focused on working with universities to start new companies, and he previously served as Chief Executive Officer and Chairman of Bloodstone from August 2007 through December 2007. From 2004 through 2006, he held the position of Vice President Research and Development at the University of Maryland Biotechnology Institute. He served on the board of directors of ViroPharma Incorporated from that company's inception in 1994 to 2003, serving as Chairman from 1997 to 2002, and served as Chief Executive Officer and President from 1994 until 2000. From 1983 to 1994, Dr. Nash served as Vice President, Infectious Disease and Tumor Biology at Schering-Plough Research Institute. Dr. Nash currently serves as the Chairman of the Board of Directors of Accera Incorporated, a startup drug discovery company with a proprietary focus on Alzheimer's disease. He also serves on the Board of Directors of Selectx Pharma, a private biotechnology company focused on the discovery of new antibiotics. Dr. Nash has a B.S. in Biology and chemistry from Lamar University, an M.S. in Microbiology and a Ph.D. in Microbial Genetics and Biochemistry from Colorado State University.

			2000
Donald Nickelson	76

Mr. Nickelson is Vice Chairman and Director of Harbour Group Industries Inc., a leveraged buy-out firm, and a Director of First Advantage Corporation. Mr. Nickelson serves on the board of several private companies, including Omniquip International, Inc., Greenfield Industries, Vie Financial Group, Flair Corporation, and as Chairman of the Board of Cross Match Technologies, Inc. He also is the Chairman of the Board of Advisors of Celtic Therapeutics and serves on the Advisory Board of Celtic Pharmaceutical Holdings, L.P. Mr. Nickelson retired as President of Paine Webber Group in 1990, after a distinguished career in the financial industry for over 39 years. Mr. Nickelson has served on numerous public and private boards including Sugen, Inc.

			2003

Name of Director	Age	Principal Occupations During Past Five Years and Certain Directorships	Year First Became Director

and Selectide Corporation. From 1994 until 2007 he served as Director of the Mainstay Mutual Funds, for which he also served as Lead Trustee. He also has served as Chairman of the Pacific Stock Exchange and as Director of the Chicago Board Options Exchange.

Incumbent Class I Directors to Continue in Office for Terms Expiring in 2011

Name of Director	Age	Principal Occupations During Past Five Years and Certain Directorships	Year First Became Director
Armando Anido	51

Mr. Anido serves as Chief Executive Officer and President of Auxilium Pharmaceuticals, Inc., a publicly-traded specialty biopharmaceutical company focused on developing and marketing products to urologists, endocrinologists, orthopedists and select primary care physicians. Prior to becoming CEO of Auxilium, Mr. Anido held the position of Executive Vice President, Sales and Marketing for MedImmune, Inc. from 1999 to 2006, where he was responsible for worldwide commercialization of its portfolio. He also served on the Executive Committee and Product Development Committee. Prior to MedImmune, from 1995 to 1999, Mr. Anido was with GlaxoWellcome, Inc. where he served as Vice President, Central Nervous System Marketing after joining the company as Director, HIV Marketing. Mr. Anido was employed by Lederle Labs from 1989 to 1995 in various commercial roles, culminating as Vice President, Anti-infectives. Mr. Anido serves on the board of Auxilium Pharmaceuticals, Inc. Mr. Anido received his B.S. in Pharmacy and his M.B.A. in Marketing and Finance from West Virginia University.

			2003
Michael R. Dougherty	51

Mr. Dougherty was appointed as President and Chief Executive Officer and a member of the Board of Directors on December 14, 2006. Mr. Dougherty served as our Senior Vice President, Chief Operating Officer and Treasurer from October 31, 2005 until December 14, 2006. From April 2003 until October 31, 2005, he was Chief Financial Officer. He joined us as our Senior Vice President of Commercial Operations in November 2002. From November 2000 to November 2002, Mr. Dougherty was President and Chief Operating Officer of Genomics Collaborative, Inc., a privately held functional genomics company. Previously, Mr. Dougherty served as President and Chief Executive Officer at Genaera Corporation, formerly Magainin Pharmaceuticals Inc., a publicly traded biotechnology company, and as Senior Vice President and Chief Financial Officer at Centocor, Inc., a publicly traded biotechnology company. Mr. Dougherty has served on the Board of Directors of ViroPharma Incorporated since January 2004. Mr. Dougherty received a B.S. from Villanova University.

			2006

Name of Director	Age	Principal Occupations During Past Five Years and Certain Directorships	Year First Became Director
George V. Hager, Jr.	53

Mr. Hager serves as Chairman and Chief Executive Officer of Genesis HealthCare, a provider of healthcare and support services to the elderly which was spun off by Genesis Health Ventures, Inc. in 2003. Prior to becoming CEO of Genesis HealthCare, Mr. Hager was Executive Vice President and Chief Financial Officer and was responsible for corporate finance, information services, reimbursement and risk management of Genesis Health Ventures, Inc. He joined Genesis Health Ventures, Inc. in 1992 as Vice President and Chief Financial Officer and was named Senior Vice President and Chief Financial Officer in 1994. Mr. Hager has over 20 years experience in the health care industry including leading KPMG LLP's health care practice in Philadelphia from 1989 to 1992. He received a Bachelor of Arts in Economics from Dickinson College and a Master of Business Administration degree from Rutgers Graduate School of Management. He is a certified public accountant; member of the Board of Trustees and finance committee of The University of the Sciences in Philadelphia; a member of the Board and strategic planning and executive committees of the National Investment Center, a member of the Board of the Delaware Valley Chapter of the Alzheimer's Association; and a member of the Board and audit committee chair of REACH Medical Holdings,  Inc., a medical transportation company.

			2003

ITEM 2—APPROVAL OF AMENDMENTS TO THE COMPANY'S 1994 EQUITY COMPENSATION
                  PLAN AND 2003 STOCK-BASED INCENTIVE COMPENSATION PLAN TO ALLOW FOR
                  A ONE-TIME STOCK OPTION EXCHANGE PROGRAM FOR EMPLOYEES
                  OTHER THAN EXECUTIVE OFFICERS AND DIRECTORS

Overview

        On February 24, 2009, the Board of Directors granted to the Compensation Committee of the Board of Directors the authority to implement, subject to stockholder approval at this Annual Meeting, a one-time stock option exchange program (the "Option Exchange Program"). The Company's executive officers and directors are not eligible to participate in the Option Exchange Program and do not stand to benefit from the Option Exchange Program other than in their capacity as stockholders.

        Under the Option Exchange Program, if implemented, each eligible employee of the Company who holds an option (an "Old Option") to purchase the Company's Common Stock issued under the 1994 Plan and/or the 2003 Plan, each as amended, that was issued more than 24 months prior to the commencement date of the Option Exchange Program and has an exercise price greater than a "Threshold Price" described below, will be eligible to surrender Old Options in exchange for a new option (the "New Option") for a lesser amount of Common Stock with an exercise price equal to the closing price of a share of Common Stock of the Company on the NASDAQ Global Market on the date of the exchange. The "Threshold Price," which is the lowest exercise price at which Old Options will be eligible for exchange, will be the higher of $7.00 and the highest closing sales price for the Company's Common Stock during the 52-week period preceding the last trading day immediately prior to the commencement of the Option Exchange Program. The highest closing sales price for the Company's Common Stock during the 52-week period preceding the date of this proxy statement was $5.67, which occurred on May 30, 2008.

        The New Options will be granted on a date that will be determined by the Compensation Committee and is expected to be within seven calendar days following the last day of the election period under the Option Exchange Program. The expiration date of a New Option will be the same as the expiration date of the Old Option surrendered in exchange therefor. Vesting of the New Options will be re-set so that all New Options will vest in equal semi-annual installments over a two-year period beginning six months after the New Option grant date, provided, however, that if an Old Option surrendered was fully vested and is set to expire on or before the date that is two and one-half years following the New Option grant date, then the New Option received in exchange for the Old Option will vest in equal semi-annual installments over a 12-month period beginning six months after the New Option grant date. As of March 13, 2009, approximately 84% of the outstanding stock options eligible to participate in the Option Exchange Program were fully vested and approximately 10% had expiration dates on or before the date that is two and one-half years following March 13, 2009.

        The exchange ratios for the Option Exchange Program, representing the ratio of the number of Old Options that may be exchanged for a New Option, will be based on the closing sales price of our Common Stock on the last trading day immediately prior to the new grant date. Exchange ratios will be designed so that the fair value of the New Options received will be less than or equal to the fair value of the Old Options exchanged. In each case, fair value is to be determined as of the exchange date.

        Approval of the Option Exchange Program also will constitute approval of an amendment to the 2003 Plan to allow shares of Common Stock underlying any Old Options originally issued under the 2003 Plan that are exchanged in the Option Exchange Program to again be available for awards, including but not limited to New Options, under the 2003 Plan. As a result, under the Option Exchange Program, shares underlying exchanged Old Options would be available both for awards of the New Options and, since the New Options would be for a lesser number of shares of the Company's Common Stock, future awards under the 2003 Plan. The amendment was adopted by our Board of Directors on February 24, 2009, subject to approval of the Company's stockholders at the Annual

Meeting. As the 1994 Plan currently permits shares of Common Stock underlying Old Options originally issued under the 1994 Plan and exchanged in the Option Exchange Program to again be made subject to awards (including but not limited to grants of the New Options), no corresponding amendment to the 1994 Plan is necessary.

        Stockholder approval is required for this proposal under the NASDAQ Global Market rules as well as by the terms of the Plans, which require stockholder approval to reduce the exercise price of any outstanding option under the respective Plans. The affirmative vote of a majority of shares present and entitled to vote at the Annual Meeting, in person or by proxy, and voting thereon is required to approve this proposal. If approved by the stockholders, the Option Exchange Program will commence at a time determined by the Compensation Committee, but no later than six months after the date of stockholder approval. The Compensation Committee will retain the authority, in its discretion, to terminate, amend or postpone the Option Exchange Program at any time prior to the expiration of the election period under the Option Exchange Program. If the Company's stockholders do not approve this proposal, the Option Exchange Program will not take place.

        As of March 13, 2009, approximately 88%, or 2,700,658 shares, of the outstanding stock options held by our current employees (other than executive officers and directors, who will not be eligible to participate in the Option Exchange Program) were "underwater," meaning that the options had exercise prices greater than our stock price on such date. Of these options, approximately 59%, or 1,603,979 shares, are eligible for exchange in the Option Exchange Program. The weighted average exercise price of these eligible underwater options was $14.09 per share as compared to a $2.21 closing sales price of our Common Stock on the NASDAQ Global Market on March 13, 2009. These eligible underwater stock options create an equity award overhang to our stockholders of 1,603,979 shares and do not provide meaningful retention or incentive value to our employees.

        The Board of Directors believes the Option Exchange Program will enhance long-term stockholder value by improving our ability to retain and provide incentives to our non-executive officer employees. Stock options have been, and continue to be, a key part of our employee compensation and incentive programs and are designed to motivate and reward employees' performance and results.

If our stockholders do not approve the amendments to the Plans to allow for the Option Exchange Program, eligible Old Options will remain outstanding and in effect in accordance with their existing terms. The Company will continue to recognize compensation expense for these eligible Old Options, even though such Old Options may have little or no retention or incentive value.

Reasons for the Option Exchange Program

        We believe that effective and competitive employee compensation and incentive programs are critical to the success of our Company. In particular, the Company has granted options to purchase the Company's Common Stock to its employees in accordance with our view that long-term compensation should align employees' interests with those of the Company's stockholders. We believe that equity compensation encourages employees to work towards the Company's success while also providing a strong recruiting and retention value.

        Our stock price has experienced a significant decline during the last few years, and remains depressed as of the date of this Proxy Statement. We believe our stock price, to a large extent, has been negatively impacted by the results of certain Phase 3 clinical studies evaluating alvimopan for the treatment of opioid bowel dysfunction (OBD), as well as delays experienced in obtaining FDA approval of the Company's NDA related to ENTEREG for the treatment of postoperative ileus. The alvimopan OBD program historically was the Company's most important product candidate, and as of December 2008 we ceased development of this compound for OBD.

        Under the Plans, the per share exercise price of the Company's stock options is set at the closing sales price of our Common Stock on the NASDAQ Global Market on the date of grant. As a result, most of the Company's stock options have exercise prices significantly higher than the current market price of our Common Stock, meaning an important component of our compensation program is perceived by employees as having little value. For example, the closing sale price of our Common Stock on the NASDAQ Global Market on March 13, 2009 was $2.21, whereas the weighted average exercise price of our currently outstanding Old Options held by eligible employees was $14.09. All of our currently outstanding Old Options held by eligible employees on such date were underwater. These underwater options may not be sufficiently effective to motivate and retain our employees, particularly given the significant competition we face in our geographic region for talented employees. By offering this exchange, we believe we are offering a meaningful incentive to employees that also is aligned with the interest of our stockholders.

Alternatives Considered

        In determining how best to continue to provide incentives and reward our employees who have underwater options, we considered several alternatives, including:

        Increase Cash Compensation.    To replace equity incentives, we considered increases to base and target bonus compensation. However, we have not yet achieved positive cash flow from operations and, therefore, are reliant on our available cash balances to fund our current and future operations. Increases to base and target bonus compensation would significantly decrease our available cash balances and thus could threaten our ability to fund our future operations.

        Exchange Options for Cash.    We also considered adopting a program whereby eligible employees could exchange underwater options for cash payments. As discussed above, however, a program that involves the utilization of our available cash could threaten our ability to fund our future operations and, therefore, was not an attractive alternative to the Company. We also believe that such a program would not have long-term retention value of the Option Exchange Program.

        Grant Additional Stock Options.    Finally, we considered granting additional stock options at current market prices or another form of equity, such as restricted stock units, to our employees. However, these additional grants would substantially increase our total number of outstanding stock options or shares, and thus increase our equity award overhang and dilution to the Company's stockholders. In addition, the grant of a meaningful number of additional stock options would significantly increase our stock-based compensation expense.

The Option Exchange Program

        After careful consideration of alternatives, we determined that a program under which employees could exchange higher-priced stock options for fewer stock options with exercise prices at current market value was the most attractive alternative for a number of reasons, including the following:

  •
  Provide reasonable, balanced and meaningful incentives.  Under the Option Exchange Program, participating employees will surrender underwater Old Options for at-market New Options for fewer shares that, in most cases, will vest in equal semi-annual installments over a two-year period beginning six months after the New Option grant date. The exchange ratios will be designed so that the fair value of the New Options received will be less than or equal to the fair value of the Old Options exchanged. We believe granting fewer options at current market prices represents a reasonable and balanced exchange of underwater Old Options for New Options with much stronger current impact on employee motivation and performance. In the aggregate, the employees give up shares and, in most cases, vesting in exchange for current market pricing.

  •
  Restore retention incentives.  We rely on highly skilled employees and the competition for such employees is intense. Many of our competitors use stock options to attract, motivate and retain their employees, while aligning those employees' interests with those of their stockholders. We believe that in order to have the desired impact on employee motivation and retention, our employee stock options should be exercisable at or near the current price of our Common Stock. If we cannot retain these employees, our business, results of operations and future stock price could be adversely affected. Moreover, because, in most cases, the Old Options have already vested and the New Options will vest over two years, we expect the New Options to encourage employees to remain with the Company over the vesting period in order to receive value from these awards.

  •
  Return value to our stockholders.  We will calculate the exchange ratios to result in a fair value, for accounting reasons, of the New Options that we estimate will be less than or equal to the fair value of the eligible Old Options that are exchanged. We believe that this fact, combined with the new vesting requirements, strikes a reasonable balance between the interests of our stockholders and our employees. Additionally, the New Options will only provide value to employees if the Company's share price increases over time, thereby aligning stockholder and employee interests.

  •
  Increase cash flow compared to using restricted or deferred stock units.  Options, when exercised, generate cash proceeds to the Company whereas restricted or deferred stock units do not. Accordingly, we determined that under the Option Exchange Program, New Options would be granted rather than restricted or deferred stock units.

  •
  Members of our Board of Directors and our executive officers will not be eligible to participate in the Option Exchange Program. Although our Board of Directors and our executive officers also hold options that are significantly underwater, they are not eligible to participate in the Option Exchange Program because we believe that the compensation of these individuals should remain at greater risk based on our share price.

        Although we believe overall that this Option Exchange Program will be favorable for both the Company and our stockholders, there are some potentially negative effects. For example, although the Option Exchange Program is designed as a value-for-value exchange, it is possible that additional non-cash stock-based compensation expense may be recognized in the Company's statement of operations over the new vesting schedules of the New Options granted in exchange for the Old Options pursuant to this Option Exchange Program. This compensation expense will vary depending on a number of factors, including the number of Old Options exchanged for New Options, the exercise price of the New Options and the estimated term of the New Options. We believe that any incremental stock-based compensation expense associated with the Option Exchange Program will be less than if the Company decided to grant a meaningful number of additional stock options to those employees currently holding underwater options. Additionally, the likelihood that the New Options will be exercised will increase because the New Options will be issued at a current market price, causing an increase in the likelihood of potential dilution to our stockholders. Finally, we will incur legal and accounting expenses to undertake the Option Exchange Program.

Description of the Option Exchange Program

        Implementing the Option Exchange Program.    We have not commenced the Option Exchange Program and will not do so unless our stockholders approve this proposal. If we receive stockholder approval of the amendments to the Plans to allow for the Option Exchange Program, the Option Exchange Program will commence at a time determined by the Compensation Committee of the Board of Directors with terms materially similar to those described in this proposal, but no later than six months after the date of stockholder approval. However, even if this proposal is approved by our stockholders, the Compensation Committee will retain the authority, in its discretion, not to commence the Option Exchange Program or to terminate or postpone the Option Exchange Program at any time prior to expiration of the election period under the Option Exchange Program. It is currently anticipated that the Option Exchange Program will commence as promptly as practicable following approval of this proposal by our stockholders.

        Upon the commencement of the Option Exchange Program, employees holding eligible Old Options would receive written materials (the "Offer to Exchange") explaining the precise terms and timing of the Option Exchange Program. Employees would be given at least 20 business days (or such longer period as the Compensation Committee chooses to keep the Offer to Exchange open) to elect on a one-time basis to exchange some or all of their eligible Old Options for New Options on a tier-by-tier basis based on the exercise price of the Old Options. We currently expect that the four exchange tiers used in the Option Exchange Program would be as follows:

Exchange Tier	Old Option Exercise Price
1	$7.00 – $8.99
2	$9.00 – $14.49
3	$14.50 – $18.99
4	$19.00 and up

        To the extent that an eligible employee elects to exchange eligible Old Options that have an exercise price within a particular tier, the employee must exchange all of the eligible Old Options within that particular tier that the employee holds. Eligible employees would not be permitted to exchange a portion (instead of all) of the eligible Old Options within an individual tier for New Options. An eligible employee would be permitted, however, to exchange all of his or her eligible Old Options within one tier while electing to not exchange any eligible Old Options in a separate tier. Eligible employees would make this election by filling out an election form which will be distributed to them as part of the Offer to Exchange and submitting the form to our stock plan administrator (or as otherwise instructed) within the election period under the Option Exchange Program.

        After the Offer to Exchange is closed, eligible Old Options that were surrendered for exchange would be cancelled, and on the New Option grant date the Compensation Committee would approve grants of New Options to participating employees in accordance with the applicable exchange ratios. New Options issued in exchange for Old Options under the 2003 Plan would be issued under the 2003 Plan, and New Options exchanged for Old Options under the 1994 Plan would be issued under the 1994 Plan. Except as otherwise described herein, New Options would be subject to the terms of their respective Plans.

        At or before commencement of the Option Exchange Program, we will file the Offer to Exchange with the SEC as part of a tender offer statement on Schedule TO. Employees, as well as stockholders and members of the public, will be able to obtain the Offer to Exchange and other documents we file with the SEC free of charge from the SEC's website at www.sec.gov or from the Company's website at www.adolor.com.

If you are both a stockholder and an employee holding Old Options, please note that voting to approve the Option Exchange Program does not constitute an election to participate in the Option Exchange Program.

        Eligible Employees.    All employees of the Company, other than our executive officers, are "eligible employees" for the purposes of the Option Exchange Program. The Option Exchange Program will not be available to our Board members, executive officers, consultants or former employees. Participation in the Option Exchange Program is voluntary. We have approximately 80 employees holding eligible Old Options as of March 13, 2009 assuming a Threshold Price of $7.00.

        Optionees who are Company employees on the date that the Option Exchange Program is commenced will be eligible to elect to participate, but they will need to remain continuously employed by the Company through the New Option grant date if they are to receive New Options. If an optionee has elected to participate in the Option Exchange Program but is no longer an employee for any reason on the New Option grant date, then he or she will not receive New Options and the tendered Old Options will be returned to the optionee.

        Eligible Options.    To be eligible for exchange under the Option Exchange Program, an Old Option, as of a date specified by the terms of the Offer to Exchange (which date will be not more than 20 business days prior to the date that the Option Exchange Program commences), must not (i) have a per share exercise price below the Threshold Price of $7.00 (or such lesser exercise price as the Compensation Committee may determine, but in any case still substantially above the then-current trading price of our Common Stock), or (ii) have been granted less than 24 months prior to the date that the Option Exchange Program commences.

        Exchange Ratio.    The exchange ratios for New Options to be issued in the Option Exchange Program in exchange for an Old Option depends on the exercise price of the surrendered Old Options and the closing sale price of our Common Stock on the last trading day immediately prior to the New Option grant date. The exchange ratios were established after consultation with an independent third-party expert consultant on stock plans and stock proposals. In reviewing the exchange ratios, the Company utilized a valuation model to calculate the estimated value of Old Options before the exchange and the value of New Options after the exchange. The valuation model took into account various factors, including the current and estimated future fair market value of our Common Stock, the weighted average exercise price of the Old Options proposed to be exchanged, estimated weighted average remaining terms of the Old Options and New Options, prevailing interest rates and the historical volatility of the Company's stock price.

        Although the exchange ratios cannot be definitively determined now, we can provide some examples if we make certain assumptions regarding the start date of the Option Exchange Program, the fair value of the eligible Old Options, and the fair value of our common stock. For illustration purposes, assume we begin the Option Exchange Program on June 1, 2009 with a Threshold Price of $7.00. If, at the time we set the exchange ratio, the fair market value of our common stock was as reflected below, the following exchange ratios would apply:

Exchange Ratio (Old for New)(1)(2)

Company Closing Sales Price on the Last Trading Day Immediately prior to the New Option Grant Date
Old Option Exercise Price	$1.50	$1.75	$2.00	$2.25	$2.50
$7.00 – $8.99	6.1 for 1	4.9 for 1	4.0 for 1	3.5 for 1	3.0 for 1
$9.00 – $14.49	10.8 for 1	8.2 for 1	6.5 for 1	5.4 for 1	4.6 for 1
$14.50 – $18.99	12.8 for 1	10.3 for 1	8.5 for 1	7.2 for 1	6.3 for 1
$19.00 and up	22.8 for 1	16.9 for 1	13.2 for 1	10.7 for 1	9.0 for 1

(1)
The stated exchange ratio will apply for all exercise prices for Old Options within the applicable price range (if, for example, the exercise price for an eligible Old Option is $10.75 and the closing sale price on the last trading day immediately prior to the New Option grant date is $2.00, then the exchange ratio will be 6.5 for 1 (i.e., an optionee would receive a New Option for 0.1539 of a share of Common Stock for each share of Common Stock underlying an Old Option that is surrendered for exchange)).

(2)
If application of the applicable exchange ratio to particular New Options to be issued in exchange for Old Options surrendered results in a fractional share, the number of shares underlying the New Options will be rounded down to the nearest whole share on a grant-by-grant basis. No consideration will be paid for such fractional shares.

        For example, if the closing sale price on the last trading day immediately prior to the New Option grant date is $2.25, then:

  •
  an eligible Old Option to purchase 1,000 shares at an exercise price of $8.00 per share can be exchanged for a New Option to purchase 285 shares;

  •
  an eligible Old Option to purchase 1,000 shares at an exercise price of $12.00 per share can be exchanged for a New Option to purchase 185 shares;

  •
  an eligible Old Option to purchase 1,000 shares at an exercise price of $17.00 per share can be exchanged for a New Option to purchase 138 shares; and

  •
  an eligible Old Option to purchase 1,000 shares at an exercise price of $21.00 per share can be exchanged for a New Option to purchase 93 shares.

        The table above is provided merely as an example of how we would determine the exchange ratio if we were commencing the Option Exchange Program based on the stock prices detailed above. We will apply the same methodology at the time of the commencement of the Option Exchange Program.

        The exchange ratios shown in the table above were designed to reflect the relatively lower value of eligible Old Options with exercise prices significantly above current market value, and the correspondingly higher value of eligible Old Options with a lower exercise price. Since an eligible Old Option with a high exercise price is worth less than an Old Option with an exercise price closer to the current trading price of our Common Stock (assuming a corresponding expiration date), an eligible Old Option with a high exercise price is exchangeable for a New Option exercisable for relatively fewer shares than an eligible Old Option with a low exercise price.

        The following table summarizes information regarding the Old Options eligible for exchange in the Option Exchange Program, as of March 13, 2009, and assumes a Threshold Price of $7.00 and a closing sales price of the Company's Common Stock on the last trading day immediately prior to the New Option grant date equal to $2.00:

Exercise Price of Old Options	Number of Shares Underlying Old Options	Weighted Average Exercise Price of Old Options	Maximum Number of Shares Underlying New Options that May Be Granted Upon Surrender of Old Options	Maximum Number of Shares Underlying Future Awards (other than New Options) that May Be Granted Utilizing Shares Underlying Surrendered Old Options
$7.00 – $8.99	428,550	$7.64	107,137	321,413
$9.00 – $14.49	391,869	$11.58	60,287	331,582
$14.50 – $18.99	395,371	$15.75	46,514	348,857
$19.00 and up	388,189	$22.05	29,408	358,781

Total	1,603,979	$14.09	243,346	1,360,633

        Election to participate.    Participation in the Option Exchange Program will be voluntary. As described under the heading "—Implementing the Option Exchange Program," eligible employees will be permitted to exchange some or all of their eligible Old Options for New Options on a tier-by-tier basis based on the exercise prices of the Old Options being exchanged.

        Exercise Price of New Options.    All New Options will be granted with an exercise price equal to the closing sale price of the Company's Common Stock on the New Option grant date as reported by the NASDAQ Global Market.

        Term.    Each New Option will have an expiration date that is identical to that of the Old Options being exchanged for such New Option. Thus, the term of a New Option will be the remaining term of the Old Options for which the New Option was exchanged.

        Vesting Schedule.    The New Options will vest in equal semi-annual installments over a two-year period beginning six months after the New Option grant date; provided, however, that if a fully-vested Old Option surrendered is set to expire on or before the date that is two and one-half years following the New Option grant date, then the New Option received in exchange for the Old Option will vest in equal semi-annual installments over a 12-month period beginning six months after the New Option grant date.

        Summary of U.S. Federal Income Tax Consequences.    The following is a summary of the anticipated material U.S. federal income tax consequences of participating in the Option Exchange Program. A more detailed summary of the applicable tax considerations to participating employees will be provided in the Offer to Exchange. We believe the exchange of eligible Old Options for New Options pursuant to the Option Exchange Program should be treated as a non-taxable exchange and neither we nor any of our participating employees should recognize any income or loss for U.S. federal income tax purposes upon the surrender of eligible Old Options and the grant of New Options. However, the tax consequences of the Option Exchange Program are not entirely certain, and the Internal Revenue Service is not precluded from adopting a contrary position. The law and regulations themselves are also subject to change. All holders of eligible Old Options are urged to consult their own tax advisors regarding the tax treatment of participating in the Option Exchange Program under all applicable laws prior to participating in the Option Exchange Program.

        Accounting Treatment.    Under SFAS No. 123(R), the exchange of options under the Option Exchange Program is treated as a modification of the existing options for accounting purposes. Accordingly, there may be incremental compensation cost of the New Options granted in the Option Exchange Program that would be recorded in our financial statements. The incremental compensation cost, if any, will be measured as the excess, if any, of the fair value of the New Options granted to employees in exchange for surrendered Old Options, measured as of the date such new awards are granted, over the fair value of the original Old Options surrendered in exchange for such New Options, measured immediately before the exchange. Because the Option Exchange Program is designed as a value-for-value exchange, we do not expect to recognize any significant incremental compensation expense for financial reporting purposes as a result of the Option Exchange Program. The incremental and remaining compensation expense associated with the Option Exchange Program will be recognized over the service period of such awards. Generally, if any portion of the New Option awards granted is forfeited prior to the completion of the service condition due to termination of employment, the compensation cost for the forfeited portion of the New Option award will not be recognized.

Potential Modification to Option Exchange Program to Comply with Governmental Requirements

        The terms of the Option Exchange Program will be described in an Offer to Exchange that will be filed with the SEC. Although we do not anticipate that the SEC would require us to modify the terms materially, it is possible that we will need to alter the terms of the Option Exchange Program to comply with comments from the SEC. Changes in the terms of the Option Exchange Program also may be required for tax purposes for participants in the United States as the tax treatment of the Option Exchange Program is not entirely certain.

New Plan Benefits

        Because an eligible employee's decision whether to participate in the Option Exchange Program is completely voluntary and subject to a number of factors outside our control, such as fluctuations in the Company's stock price, we are not able to predict who or how many employees will elect to participate, how many Old Options will be surrendered for exchange or the number of New Options that may be issued if this proposal is adopted and the Options Exchange Program is implemented. Based on the assumptions described above, including an assumed Threshold Price of $7.00 and a closing sale price of the Company's Common Stock on the last trading day immediately prior to the New Option grant date equal to $2.00, the maximum number of shares underlying Old Options that would be cancelled would be 1,603,979 shares, the maximum number of shares underlying New Options that would be granted would be 243,346 shares, and the maximum number of shares underlying future awards (other than New Options) that could be granted utilizing the remaining shares (after grants of New Options) underlying Old Options cancelled in the Option Exchange Program would be 1,360,633 shares.

        As previously noted, only employees other than executive officers are eligible to participate in the Option Exchange Program. Members of our Board, consultants to the Company and former employees will not be permitted to participate. Because shares underlying the Old Options will be available for new awards under the 2003 Plan in addition to the New Options, the Company's executive officers and directors have an interest in the approval of the amendment to the 2003 Plan because it relates to the issuance of equity awards for which they may be eligible. Because the Compensation Committee has the discretion to grant awards, it is not possible as of the date of this proxy statement to determine future awards that will be received by executive officers and other employees under the 2003 Plan.

Effect on Stockholders

        We are unable to predict the precise impact of the Option Exchange Program on our stockholders because we are unable to predict how many, or which, employees will exchange their eligible Old Options. The Option Exchange Program was designed to be expense-neutral to our stockholders while reducing the potential dilution in ownership from outstanding equity awards (i.e., equity award overhang). The following table summarizes the estimated effect of the Option Exchange Program, as of March 13, 2009, assuming all Old Options are exchanged, the Threshold Price is $7.00 and the closing sales price of the Company's Common Stock on the last trading day immediately prior to the New Option grant date is equal to $2.00.

	Prior to the Option Exchange Program			Following the Option Exchange Program
Shares issuable pursuant to all outstanding stock options		6,435,216			5,074,583
Weighted average exercise price of all outstanding stock options	$8.13			$5.95
Weighted average remaining term of all outstanding stock options	7.4 years			7.9 years
Shares issuable pursuant to all other outstanding equity awards		321,443			321,443

Total shares issuable pursuant to outstanding stock options and all other equity awards		6,756,659	(a)		5,396,026	(b)
Net reduction in equity award overhang (a – b)					1,360,633
Shares available for future grant under Plans		1,853,045			3,213,678

 Amendments to the Plans

        In order to permit the Company to implement the Option Exchange Program in compliance with the Plans and applicable rules of the NASDAQ Global Market, the Compensation Committee recommended, and the Board of Directors approved, certain amendments to the Plans, subject to approval of the amendments by the Company's stockholders. The Company is seeking stockholder approval of such amendments to allow for the Option Exchange Program.

        The amendments would add a new paragraph to the end of Section 12.7 of the 2003 Plan, which would read as follows:

    Notwithstanding any other provision of the Plan to the contrary, upon approval of the Company's stockholders, the Committee may provide for, and the Company may implement, a one-time-only option exchange offer, pursuant to which certain outstanding Options could, at the election of the person holding such Option, be tendered to the Company for cancellation in exchange for the issuance of a lesser amount of Options with a lower exercise price, provided that such one-time-only option exchange offer is commenced within six months of the date of such stockholder approval.

        and would add a new Section 15.2 to the 1994 Plan, which would read as follows:

    Notwithstanding any other provision of the Plan to the contrary, upon approval of the Company's stockholders, the Administrator may provide for, and the Company may implement, a one-time-only option exchange offer, pursuant to which certain outstanding Options could, at the election of the person holding such Option, be tendered to the Company for cancellation in exchange for the issuance of a lesser amount of Options with a lower exercise price, provided that such one-time-only option exchange offer is commenced within six months of the date of such stockholder approval.

        Furthermore, the Compensation Committee recommended, and the Board of Directors approved, the following amendment to the 2003 Plan, subject to approval of the amendments by the Company's stockholders, to amend and restate Section 5.3 of the 2003 Plan to allow shares of Common Stock underlying Old Options that are exchanged in the Option Exchange Program to again be available for awards, including but not limited to New Options, under the 2003 Plan. The amended and restated section would read as follows:

    Any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not (i) reduce the shares available for Awards under the Plan, or (ii) be counted against the Individual Limit. Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such shares or the payment of other consideration in lieu of such shares, the shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for Awards under the Plan. Notwithstanding the foregoing sentence, any shares subject to any Option granted hereunder that are tendered for exchange by the person holding such Option in connection with the one-time-only option exchange offer described in Section 12.7 herein shall again be available for Awards under the Plan.

        Under the current 2003 Plan, it is unclear whether any shares subject to an Old Option exchanged in the Option Exchange Program would be again available for new awards under the 2003 Plan. Furthermore, the shares subject to New Options granted under the exchange would deplete the pool of shares available for future grants under the 2003 Plan. The Company believes that the Option Exchange Program constitutes an efficient use of shares available for future issuance, and that the pool of shares available for grant under the 2003 Plan should only be depleted by the shares subject to the New Options (as well as by shares subject to future awards under the 2003 Plan) and not for shares subject to an Old Option exchanged in the Option Exchange Program. The amendment adopted by the Board of Directors clarifies these mechanics in the 2003 Plan. Specifically, shares underlying Old Options exchanged in the Option Exchange Program would be available both for awards of the New Options and, since the New Options would be for a lesser amount of shares of the Company's Common Stock, future awards under the 2003 Plan.

        Since the 1994 Plan currently permits shares of Common Stock underlying Old Options originally issued under the 1994 Plan and exchanged in the Option Exchange Program to again be made subject to awards (including but not limited to grants of the New Options) under the 1994 Plan, no corresponding amendment to the 1994 Plan is necessary.

Summary of the 2003 Plan

        We adopted the 2003 Plan on February 27, 2003 and our Stockholders approved the 2003 Plan at our Annual Meeting held on May 13, 2003 and approved amendments to the 2003 Plan at our Annual Meeting held on May 18, 2006 and our Annual Meeting held on May 22, 2008. As authorized by the 2003 Plan, our Board of Directors approved certain other amendments to the 2003 Plan which became effective on January 6, 2004, January 1, 2007, February 21, 2008 and May 22, 2008 and the plan was last amended and restated on May 22, 2008. A copy of the 2003 Plan was previously filed as Exhibit 10.1 to our Current Report on Form 8-K filed on May 27, 2008 and the proposed amendments to the 2003 Plan are set forth above. The following is a summary of the material terms of the 2003 Plan as proposed to be amended and is qualified in its entirety by reference to the 2003 Plan.

        Purpose.    The purpose of the 2003 Plan is to assist us, our subsidiaries and our affiliates in attracting and retaining valued employees, consultants and directors by offering them a greater stake in our success and a closer identification with it, and to encourage ownership of our stock by such employees, consultants and directors.

        Term.    The 2003 Plan terminates on February 26, 2013, unless earlier terminated by the Board of Directors.

        Administration.    The 2003 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee is currently comprised of three members, each of whom is a member of the Board of Directors, a "non-employee director" as defined under Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Exchange Act and an "outside director" as defined under Section 162(m) of the Code and the regulations thereunder. The current members of the Compensation Committee are Dr. Nash (Chairman), Dr. Goddard and Mr. Nickelson. In addition, the Board of Directors may designate one or more of its members or officers of the Company to serve as a secondary committee and delegate to the secondary committee authority to grant awards to eligible individuals who are not subject to the requirements of Rule 16b-3 under the Exchange Act or section 162(m) of the Code. The secondary committee has the same authority with respect to selecting the individuals to whom awards are granted and establishing the terms and conditions of awards as the Compensation Committee has under the terms of the 2003 Plan.

        The Compensation Committee has the following powers and authority with regard to the 2003 Plan:

  •
  to interpret and administer the 2003 Plan;

  •
  to select the participants who are to receive awards under the 2003 Plan;

  •
  to determine the times at which awards will be granted;

  •
  to determine the amount of awards to be granted to each such participant;

  •
  to unilaterally amend existing awards without the consent of the participant; provided that such amendment does not adversely affect the participant and that no award may be repriced, replaced, regranted through cancellation or modified without stockholder approval if the effect would be to reduce the exercise price for the shares underlying the award;

  •
  to amend existing awards that adversely affect a participant; provided that the participant consents; and

  •
  to determine the terms and conditions of awards granted under the 2003 Plan and the terms of agreements which will be entered into with participants in the 2003 Plan.

        The Compensation Committee has the power to establish different terms and conditions with respect to different participants in the 2003 Plan.

        Participation.    All consultants, directors and employees of the Company are eligible to participate in the 2003 Plan. The Compensation Committee shall determine from time to time the individuals who are to receive awards under the 2003 Plan.

        Except as set forth below, during the lifetime of a participant, awards shall be exercisable only by the participant, and no awards will be transferable other than by will or the laws of descent and distribution. Any attempt to pledge, assign or transfer an award for any reason during the participant's lifetime shall be void and the relevant award shall be forfeited. The Compensation Committee may grant awards (except incentive stock options) that are transferable by a participant during his or her lifetime, but such awards shall be transferable only to the extent specifically provided in the agreement entered into with the participant. The transferee of the participant shall, in all cases, be subject to the provisions of the agreement between the Company and the participant. No incentive stock option shall be transferable other than by will or the laws of descent and distribution and, during the lifetime of a participant, shall be exercisable only by the participant. Upon the death of a participant, the person to whom the rights have passed by will or by the laws of descent and distribution may exercise an incentive stock option only in accordance with the terms of the 2003 Plan.

        Shares of Stock Available for Grant.    A total not exceeding an aggregate amount of 7,600,000 shares of Common Stock is available for issuance under the 2003 Plan. The shares may be treasury shares or authorized but unissued shares. The maximum number of shares of Common Stock subject to options that may be granted to any one individual shall not exceed 750,000 shares of Common Stock during any calendar year (the "Individual Limit").

        The 2003 Plan provides that the number of shares or options issuable or transferable to participants and other relevant features of each award may be appropriately adjusted by the Compensation Committee if any change in the outstanding shares of Common Stock occurs by reason of a stock split or recapitalization, any pro rata distribution to all stockholders of property in respect to or in exchange for their outstanding shares of Common Stock, or other similar corporate change occurs.

        Incentive Awards to Our Directors.    Under the 2003 Plan, each director who is not an employee of the Company and who is initially elected to the Board of Directors after such approval automatically receives an option to purchase 25,000 shares of Common Stock upon his or her initial election to our Board of Directors, and the shares of Common Stock underlying such option vest one-third per year that such director remains a director for three years beginning on the first anniversary of the grant. At each annual meeting of our stockholders, each director continuing as such after such meeting who is not an employee of the Company automatically receives an option to purchase 20,000 shares of Common Stock, and the shares of Common Stock underlying such option vest in full on the first anniversary of the grant; provided, however, that in the event a director resigns from our Board of Directors other than for cause prior to such one-year anniversary, the vesting of such option shall accelerate so that such option immediately becomes exercisable with respect to one-twelfth of the shares of Common Stock underlying such option for each full month that has elapsed between the date of the grant of such option and the date of such resignation. The price per share at which Common Stock may be purchased upon the exercise of an option granted to a director who is not an employee of the Company shall be not less than the fair market value of a share of Common Stock on the date of grant.

        Options.    The specific terms and conditions of each option shall be set forth in a written option agreement, which shall comply with the 2003 Plan.

        The Compensation Committee shall establish the time and the manner in which an option may be exercised and has a right to amend the terms of option agreements in certain circumstances. The price per share at which Common Stock may be purchased upon exercise of an option shall be determined by the Compensation Committee, but, in the case of incentive stock options, shall be not less than the fair market value (as such term is defined in the 2003 Plan) of a share of Common Stock on the date of grant. In the case of any incentive stock option granted to a ten percent stockholder, the option price shall not be less than 110% of the fair market value of a share of Common Stock on the date of grant. The option price for non-qualified options may be less than the fair market value of a share of Common Stock on the date of grant.

        The option price of the shares of Common Stock received upon the exercise of an option shall be paid: (i) in full in cash at the time of exercise or, (ii) with the consent of the Compensation Committee, in whole or in part in Common Stock held by the participant for at least six months and valued at their fair market value on the date of exercise. With the consent of the Compensation Committee, payment upon the exercise of a non-qualified option may be made in whole or in part by shares of Common Stock which has been held by the participant for at least six months (based upon the fair market value of the restricted stock on the date the option is exercised, as determined by the Compensation Committee). Special rules apply which limit the time of exercise of an option following an employee's termination of employment or upon the occurrence of a change in control of the Company. The Compensation Committee may impose additional restrictions on the exercise of any option.

        Deferred Stock.    In a deferred stock award, we will deliver, subject to certain conditions which could include achievement of performance goals determined by the Compensation Committee, a fixed number of shares of Common Stock to the participant at the end of a specified deferral period or periods. During the deferral period(s), the participant has no rights as a stockholder with respect to any such shares. Amounts equal to any dividends declared during the deferral period with respect to deferred stock that is not subject to the achievement of specified performance goals will either be paid to the participant, reinvested in additional shares of deferred stock or otherwise reinvested, as determined by the Compensation Committee at the time of the award. Dividends paid during the deferral period on deferred stock subject to a performance goal shall be reinvested in additional deferred stock and the expiration of the deferral period for such deferred stock shall be subject to the performance goals. Shares of Common Stock awarded pursuant to a deferred stock award shall be issued and delivered at the end of a deferral period as specified in the deferred stock agreement evidencing such award.

        Restricted Stock.    In a restricted stock award, the Compensation Committee grants to a participant shares of Common Stock that are subject to certain restrictions, including vesting of such stock upon rendering of additional service or the happening of certain events, including the achievement of certain performance goals determined by the Compensation Committee. During the restriction period, holders of restricted stock have the right to vote the shares of restricted stock. Amounts equal to any dividends declared during the restriction period with respect to restricted stock that is not subject to the achievement of specified performance goals will either be paid to the participant, reinvested in additional shares of restricted stock or otherwise invested, as determined by the Compensation Committee at the time of the award. Dividends paid during the restriction period on restricted stock subject to a performance goal shall be reinvested in additional restricted stock and the expiration of the restriction period for such restricted stock shall be subject to the performance goals. Generally, certificates representing shares of Common Stock awarded pursuant to a restricted stock award will be issued to the participant and deposited by the participant with the Company to be held in escrow during the restriction period. The Compensation Committee may modify or accelerate the delivery of shares of restricted stock.

        Amendment of the 2003 Plan.    The Board of Directors may modify or amend, suspend, or terminate the 2003 Plan at any time, provided that, without stockholder approval, no such amendment shall be made that shall (i) increase the total number of shares available for issuance pursuant to the 2003 Plan, (ii) materially increase the benefits to the plan's participants, including any material change to (a) permit a repricing (or decrease in exercise price) of outstanding options, (b) reduce the price at which shares or options to purchase shares may be offered, or (c) extend the duration of the 2003 Plan, (iii) change the class of participants eligible to participate, (iv) modify the Individual Limit or the categories of performance goals set forth in the 2003 Plan, (v) expand the types of awards provided under the 2003 Plan or (vi) change the amendment and termination provisions of the 2003 Plan. Termination of the 2003 Plan shall not affect options outstanding under the 2003 Plan at the time of termination.

        The proposal before the stockholders at the Annual Meeting would permit an exception to the 2003 Plan that would allow for the Option Exchange Program.

        Changes in Capitalization.    In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in our corporate structure affecting our Common Stock, or any distribution to our stockholders other than a cash dividend, the Board of Directors shall make the appropriate adjustment in the number and kind of shares authorized by the 2003 Plan and other adjustments to outstanding awards as it deems appropriate. No fractional shares of Common Stock shall be issued pursuant to such an adjustment. The fair market value of any fractional shares resulting from such adjustments shall, where appropriate, be paid in cash to the holders.

        Change of Control.    Upon a change of control of the Company (as defined in the 2003 Plan), the Compensation Committee shall fully vest all awards made under the 2003 Plan. In addition, upon a change of control of the Company, the Compensation Committee may, at its discretion (i) cancel any outstanding awards in exchange for a cash payment of an amount equal to the difference between the then fair market value of the award less the option or base price of the award, (ii) after having given the award holder a chance to exercise any outstanding options, terminate any or all of the award holder's unexercised options, or (iii) where we are not the surviving corporation, cause the surviving corporation to assume or replace all outstanding awards with comparable awards.

Summary of the 1994 Plan

        We adopted the Amended and Restated 1994 Equity Compensation Plan, which has subsequently been amended on December 31, 2002, May 13, 2003, December 16, 2006 (effective January 1, 2007) and February 18, 2008. A copy of the 1994 Plan was previously filed as Exhibit 10.1 to our Annual Report on Form 10-K for the year ended December 31, 2008 and the proposed amendments to the 1994 Plan are set forth above. The following is a summary of the material terms of the 1994 Plan as proposed to be amended and is qualified in its entirety by reference to the 1994 Plan.

        Term.    The 1994 Plan terminates on the earlier of the approval of the 1994 Plan by (i) the Board of Directors or (ii) the Company's stockholders, unless earlier terminated by the Board of Directors.

        Administration.    The 1994 Plan is administered by the Compensation Committee, who has, on behalf of the Board of Directors, full responsibility and authority to administer the 1994 Plan. The Compensation Committee is currently comprised of three members, each of whom is a member of the Board of Directors, a "non-employee director" as defined under Rule 16b-3(b)(3) promulgated by the SEC under the Exchange Act and an "outside director" as defined under Section 162(m) of the Code and the regulations thereunder. The current members of the Compensation Committee are Dr. Nash (Chairman), Dr. Goddard and Mr. Nickelson. In addition, the Board of Directors may designate one or more of its members or officers of the Company to serve as a secondary committee and delegate to the secondary committee authority to grant awards to eligible individuals who are not subject to the requirements of Rule 16b-3 under the Exchange Act or section 162(m) of the Code. The secondary committee has the same authority with respect to selecting the individuals to whom awards are granted and establishing the terms and conditions of awards as the Compensation Committee has under the terms of the 1994 Plan.

        The Compensation Committee has the following powers and authority with respect to the 1994 Plan: (i) authorize the granting of incentive stock options and non-qualified options to employees, directors and consultants of the Company; (ii) determine the eligibility of an employee, director or consultant to receive an option; (iii) specify whether such option is an incentive stock option or non-qualified option; and (iv) determine the number of shares to be covered under any grant.

        Eligibility.    Officers and other employees of ours, non-employee members of the Board of Directors, and consultants are eligible to participate in the plan and receive non-qualified stock options. Under the plan, only our officers and other employees are eligible to receive incentive stock options.

        Options.    Under the 1994 Plan, we are authorized to grant options to eligible individuals for up to a total of 5,350,000 shares of our Common Stock. The plan authorizes us to grant either options intended to constitute incentive stock options under the Code, or non-qualified stock options. Under the plan, the Compensation Committee or the Board of Directors or, with respect to eligible individuals who are not subject to Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, a secondary committee established by our Board of Directors, will determine the exercise price of each option granted, provided that the minimum exercise price is equal to the fair market value of the underlying stock on the date the option is granted.

        The maximum term of any option will be ten years from the date of grant. Options granted will be exercisable at the determination of the Compensation Committee of the Board of Directors or the Board of Directors, and the options will vest according to the vesting schedule which shall be determined by the Board of Directors or the Compensation Committee. Within any one-year period, an employee may not receive options to purchase more than 200,000 shares of our Common Stock.

        Amendment of the 1994 Plan.    The Board of Directors may amend the 1994 Plan as it shall deem advisable, provided that no amendment shall be made without stockholder approval that results in (i) any material increase in the number of shares to be issued under the 1994 Plan, (ii) any material increase in benefits to optionholders, including any material change to (a) permit a repricing (or decrease in exercise price) of outstanding options, (b) reduce the price at which shares or options to purchase shares may be offered, or (c) extend the duration of the 1994 Plan, (iii) any material expansion of the class of persons eligible to receive options, or (iv) the grant of any awards other than options under the 1994 Plan.

        The proposal before the stockholders at the Annual Meeting would permit an exception to the 1994 Plan that would allow for the Option Exchange Program.

        Change in Control.    The plan includes the following change in control provisions regarding accelerated vesting of outstanding option grants and stock issuances:

        In a merger or consolidation, sale of all or substantially all assets, sale of all or a majority of the outstanding stock, liquidation or dissolution or any similar transactions, unless otherwise provided in an optionee's grant letter, the vesting and exercisability of all options that are outstanding and unexercised (or exercised prior to vesting) as of such change of control, to the extent unvested, will be accelerated such that all outstanding options are fully vested and exercisable, and, if we do not survive any such transaction we will, if we do not cash-out all outstanding options, require the successor corporation to assume all outstanding options and to substitute such options with awards involving the common stock of such successor corporation on terms and conditions necessary to preserve the rights of optionees with respect to such options. The Compensation Committee or the Board of Directors, in its sole discretion, may require the cancellation of all outstanding vested options in exchange for a cash payment in an amount equal to the excess, if any, of the fair market value of the common stock underlying the unexercised portion of the option as of the date of the change of control over the aggregate exercise price of such portion.

Federal Tax Consequences of Stock Options

Incentive Stock Options

        In general, neither the grant nor the exercise of an incentive stock option will result in federal taxable income to an option holder or a deduction to us. Only our employees may receive incentive stock options. To receive special tax treatment as an incentive stock option under the Internal Revenue Code of 1986, as amended (the "Code") as to shares acquired upon exercise of an incentive stock option, an option holder must neither dispose of such shares within two years after the incentive stock option is granted nor within one year after the exercise of the option. In addition, the option holder must be an employee at all times between the date of grant and the date three months, or one year in the case of disability, before the exercise of the option. Special rules apply in the case of the death of the option holder. Incentive stock option treatment under the Code generally allows the sale of our common stock received upon the exercise of an incentive stock option to result in any gain being treated as short-term or long-term capital gain to the option holder depending upon the period the stock underlying the incentive stock option has been held, but we will not be entitled to a tax deduction. However, the exercise of an incentive stock option, if the holding period rules described above are satisfied, will give rise to income includable by the option holder in his or her alternative minimum tax in an amount equal to the excess of the fair market value of the stock acquired on the date of the exercise of the option over the exercise price.

        If the holding rules described above are not satisfied, gain recognized on the disposition of the shares acquired upon the exercise of an incentive stock option will be characterized as ordinary income. We will generally be entitled to a deduction equal to the amount of such gain included by an option holder as ordinary income. The amount of such gain will be equal to the difference between the exercise price and the fair market value of the shares at the time of exercise. Special rules may apply to disqualifying dispositions where the amount realized is less than the value at exercise. Notwithstanding the foregoing, in the event that the exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

Non-Qualified Stock Options

        No income will be recognized by an option holder at the time a non-qualified stock option is granted. Generally, an option holder will recognize ordinary income at the time a vested non-qualified stock option is exercised in an amount equal to the excess of the fair market value of the underlying common stock on the exercise date over the exercise price. We will generally be entitled to a deduction for federal income tax purposes in the same amount as the amount included in ordinary income by the option holder with respect to his or her non-qualified stock option. Gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a vested non-qualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and will generally be long-term capital gain or loss depending on the holding period involved. The tax basis of the shares acquired upon the exercise of any non-qualified stock option will be equal to the sum of the exercise price of such non-qualified stock option and the amount included in income with respect to such option. Notwithstanding the foregoing, in the event that exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

        Additional special tax rules may apply to those option holders who are subject to the rules set forth in Section 16 of the Exchange Act. The foregoing tax discussion is a general description of certain expected federal income tax results under current law, and all affected individuals should consult their own advisors if they wish any further details or have special questions.

Federal Tax Consequences of Deferred Stock Awards

        A participant realizes no taxable income when a deferred stock award is made. When the deferral period for the award ends and the participant receives shares of Common Stock, the participant will realize ordinary income equal to the fair market value of the shares at that time. A participant's tax basis (cost) in shares of Common Stock received at the end of a deferral period will be equal to the fair market value of such shares when such participant receives them. Upon sale of the shares, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant's hands.

        Restricted Stock.    Shares of restricted stock received will be considered subject to a substantial risk of forfeiture for federal income tax purposes. If a participant who receives such shares of restricted stock does not make the section 83(b) election described below, the participant realizes no taxable income upon the receipt of shares of restricted stock. When the forfeiture restrictions with respect to the restricted stock lapse, the participant will realize ordinary income equal to the fair market value of the shares at that time. Dividends paid with respect to restricted stock will be treated as compensation income (not dividend income) received by the participant. A participant's tax basis in shares of restricted stock will be equal to their fair market value when the forfeiture restrictions lapse, and the participant's holding period for the shares will begin when the forfeiture restrictions lapse. Upon sale of the shares after the forfeiture restrictions lapse, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale, assuming the participant has not entered into hedging or similar arrangements with respect to the shares. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant's hands.

        Participants receiving shares of restricted stock may make an election under section 83(b) of the Code with respect to the shares. By making a section 83(b) election, the participant elects to realize compensation income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse. The amount of compensation income so realized will be equal to the fair market value of the shares when the participant receives them (valued without taking the restrictions into account other than any restrictions that by their terms will never lapse). By making a section 83(b) election, the participant will realize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize capital gain or loss with respect to the shares when they are sold. Dividend payments received with respect to shares of restricted stock for which a section 83(b) election has been made will be treated as dividend income, assuming we have adequate current or accumulated earnings and profits. The participant's tax basis in the shares with respect to which a section 83(b) election is made will be equal to their fair market value when received by the participant, and the participant's holding period for such shares begins at that time. If, however, the shares are subsequently forfeited to us, the participant will not be entitled to claim a loss with respect to the shares to the extent of the income realized by the participant upon the making of the section 83(b) election. To make a section 83(b) election with respect to shares of restricted stock, a participant must file an appropriate form of election with the Internal Revenue Service and with us, within 30 days after the shares of restricted stock are granted to that participant, and the participant must also attach a copy of such election to his or her federal income tax return for the year in which the shares are received.

Section 162(m)

        Section 162(m) of the Code may preclude us from claiming a federal income tax deduction if we pay total remuneration in excess of $1 million to the chief executive officer or to any of the other four most highly compensated officers in any one year. Total remuneration would generally include amounts received upon the exercise of stock options granted under the plan and the value of shares received when restricted shares become transferable or such other time when income is recognized. An exception does exist, however, for performance-based compensation which includes amounts received upon the exercise of stock options pursuant to a plan approved by stockholders that meets certain requirements. The 2003 Plan is intended to make grants of stock options that meet the requirements of performance-based compensation. The 2003 Plan is also intended to make grants of restricted stock and deferred stock to which performance goals are attached that meet the requirements of performance-based compensation. Other awards have been structured with the intent that such awards may qualify as performance-based compensation if so determined by the compensation committee.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table gives information about the Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company's existing equity compensation plans as of December 31, 2008:

	(a)		(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance (Excludes Securities Reflected in Column (a)(1)
Equity compensation plans approved by stockholders	5,520,472	(2)	$9.24	3,026,732
Equity compensation plans not approved by stockholders	—		—	—
Total	5,520,472	(3)	$9.24	3,026,732

(1)
The 2003 Plan permits the Board or the Compensation Committee of the Board to award stock awards to participants. Stock awards are not permitted to be made under the terms of the 1994 Plan.

(2)
Does not include awards covering 62,500 shares of unvested deferred stock awards that are outstanding under the 2003 Plan.

(3)
As of March 13, 2009, the total number of shares to be issued upon exercise of outstanding options, warrants or rights was 6,435,216, or approximately 14 percent of the Company's total issued and outstanding shares of Common Stock as of March 13, 2009.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ITEM 2.

ITEM 3—RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2009

        The Audit Committee has reappointed KPMG as the Company's independent registered public accountants for the year ending December 31, 2009, and the Board of Directors has directed that management submit the selection of KPMG as independent registered public accountants for ratification by the stockholders at the Annual Meeting. Stockholder ratification of the selection of KPMG as the Company's independent registered public accountants is not required by Adolor's bylaws, Delaware corporate law or otherwise. The Board has elected to seek such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of KPMG as independent registered public accountants, the Board or Audit Committee may reconsider whether to retain that firm for fiscal 2009.

        Representatives of KPMG are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

        The following table sets forth the aggregate fees billed by KPMG to the Company for:

	2007	2008
Audit fees(1)	$296,130	$364,622
Audit-related fees	—	—
Tax fees(2)	83,461	14,500
All other fees	—	—

TOTAL	$379,591	$379,122

    (1)
    Fees for professional services performed by KPMG for the audit of the Company's annual financial statements and review of financial statements included in the Company's Form 10-Q filings, and services that are normally provided in connection with statutory regulatory filings or engagements.

    (2)
    Fees for professional services performed by KPMG with respect to tax consultation and tax compliance services.

        The Audit Committee's policy is to pre-approve the engagement of KPMG to render all audit and tax-related services for the Company, as well as any changes to the terms of the engagement. The Audit Committee also will pre-approve all non-audit related services proposed to be provided by the Company's independent registered public accountants. The Audit Committee reviews the terms and description of, and budget for, the engagement. The request for services must be specific as to the particular services to be provided. Requests are aggregated and submitted to the Audit Committee in one of the following ways: requesting approval of services at a meeting of the Audit Committee, through a written consent or by a designated member of the Audit Committee. All services performed by KPMG in 2008 were pre-approved by the Audit Committee in accordance with the Audit and Non-audit Services Pre-approval Policy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ITEM 3.

OTHER MATTERS

        The Board is not aware of any matters not set forth herein that may come before the meeting. If, however, further business properly comes before the meeting in accordance with the Company's bylaws, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment on such matters. The chairman of the meeting may refuse to allow the transaction of any business not presented, or to acknowledge the nomination of any person not made, in compliance with the foregoing procedures.

ADDITIONAL INFORMATION

Proxy Solicitation Costs

        The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by telephone by officers, directors and a small number of regular employees of the Company who will not be specially compensated for such services. The Company also has requested banks, brokers and other custodians, nominees and fiduciaries to solicit proxies from beneficial owners, where appropriate, and will reimburse such persons for reasonable expenses incurred in that regard. We may engage a professional proxy solicitation firm to assist us with the solicitation of proxies prior to the Annual Meeting. If we do engage such a firm, we do not expect to pay more than $50,000 plus expenses for its services.

Advance Notice Provisions

        Under the Company's bylaws, no business may be brought before an Annual Meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting at the direction of the Board or by a stockholder entitled to vote who has delivered written notice to the Secretary of the Company not earlier than the close of business on the one hundred and twentieth day nor later than the close of business on the ninetieth day prior to the first anniversary of the preceding year's Annual Meeting. In addition, any stockholder who wishes to submit a nomination to the Board must deliver written notice of the nomination within this time period and comply with the information requirements in the bylaws relating to stockholder nominations. See "Governance of the Company—How does the Board select nominees for the Board?" for additional information about stockholder nominations. These requirements are separate from and in addition to requirements that a stockholder must meet to have a stockholder proposal included in the Company's proxy statement.

Stockholder Proposals for the 2010 Annual Meeting

        Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Annual Meeting of Stockholders in 2010 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by the Secretary of the Company at its offices at 700 Pennsylvania Drive, Exton, PA 19341, no later than December 1, 2009.

Annual Report on Form 10-K

        The Company will furnish without charge to each person whose proxy is being solicited, upon the request of such person, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008, including the financial statements and schedules thereto, but excluding exhibits. Requests for copies of such report should be directed to Investor Relations, Adolor Corporation, 700 Pennsylvania Drive, Exton, Pennsylvania 19341, (484) 595-1500. The Annual Report on Form 10-K is being mailed with this proxy statement, but does not constitute a part of this proxy statement.

By Order of the Board of Directors,
JOHN M. LIMONGELLI Secretary

Exton, Pennsylvania
March 23, 2009

[FORM OF PROXY CARD]
PROXY		PROXY

ADOLOR CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 12, 2009

        The undersigned hereby appoints Michael R. Dougherty and John M. Limongelli, or either one of them acting singly in the absence of the other, with full power of substitution, the proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of Adolor Corporation to be held on May 12, 2009, and any postponements or adjournments thereof, to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below and on any other matters properly brought before the Annual Meeting of Stockholders to be held on May 12, 2009 or any postponements or adjournments thereof, all as set forth in the proxy statement dated March 23, 2009.

        This proxy/voting instruction card is solicited on behalf of the Board of Directors of Adolor Corporation pursuant to a separate Notice of Annual Meeting and Proxy Statement dated March 23, 2009, receipt of which is hereby acknowledged. When properly executed, this proxy will be voted as directed, or, if no direction is given, will be voted for all nominees named in Item 1 and for each other Item and will grant authority to the proxy holder to vote upon such other business as may properly come before the Meeting or any postponements or adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ITEMS 1, 2 AND 3 BELOW:

PLEASE SEE BELOW FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS. IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT MAIL BACK THIS PROXY CARD.

Please mark your votes as indicated in this example: ☒

		FOR all nominees	FOR all nominees except (see instructions below)	WITHHOLD for all nominees
1.	ELECTION OF DIRECTORS	☐	☐	☐
Nominees: Georges Gemayel, Ph.D.; David M. Madden; Guido Magni, M.D., Ph.D.
Instructions: To WITHHOLD for any individual nominee(s), mark "FOR ALL NOMINEES EXCEPT" above and, in the space below, write in the name of the nominee(s) for whom you wish to WITHHOLD

		FOR	WITHHOLD	ASBTAIN
2.	APPROVAL OF AMENDMENTS TO THE COMPANY'S 1994 EQUITY COMPENSATION PLAN AND 2003 STOCK-BASED INCENTIVE COMPENSATION PLAN TO ALLOW FOR A ONE-TIME STOCK OPTION EXCHANGE PROGRAM FOR EMPLOYEES OTHER THAN EXECUTIVE OFFICERS AND DIRECTORS	☐	☐	☐

		FOR	WITHHOLD	ASBTAIN
3.	RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2009	☐	☐	☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN WHEN A DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED AT THE MEETING FOR ALL NOMINEES NAMED IN ITEM 1 AND FOR EACH OTHER ITEM AND WILL GRANT AUTHORITY TO THE PROXY HOLDER TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

  THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF ADOLOR CORPORATION.

Signature(s)	Date

  NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

YOUR VOTE IS IMPORTANT—VOTE TODAY IN ONE OF THREE WAYS:

  1.
  VOTE BY TELEPHONE: After you call the phone number below, you will be asked to enter the control number at the bottom of the page. You will need to respond to only a few simple prompts. Your vote will be confirmed and cast as directed.
  Call toll-free in the U.S. or Canada at 1-866-578-5350 on a touch-tone telephone

OR

  2.
  VOTE BY INTERNET:
  Log-on to   www.votestock.com
  Enter your control number printed below
  Vote your proxy by checking the appropriate boxes
  Click on "Accept Vote"

OR

  3.
  VOTE BY MAIL: If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the above proxy card in the pre-paid envelope provided.

YOUR PROXY CONTROL NUMBER IS:

    You may vote by telephone or Internet 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 p.m., Eastern Daylight Time, on May 11, 2009. Your telephone or Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.